Exhibit 10.18

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] or [Redacted] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LOAN AND SECURITY AGREEMENT

dated as of November 9, 2017

among

JCIHOFV FINANCING, LLC
as Borrower,

HOF VILLAGE, LLC and NATIONAL FOOTBALL MUSEUM, INC.
as Loan Parties,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Agent

i

Exhibit E-1	[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
Exhibit E-2	[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
Exhibit E-3	[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
Exhibit E-4	[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT F

SCHEDULE 1

ii

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of November 9, 2017 is entered into by and among JCIHOFV FINANCING, LLC, a Delaware limited liability company (the “Borrower”), HOF Village, LLC, a Delaware limited liability company (“HOFV”), National Football Museum, Inc. d/b/a Pro Football Hall of Fame, an Ohio corporation (“PHOF” and together with the Borrower and HOFV, collectively, the “Loan Parties”), each of the financial institutions from time to time a party hereto (each, a “Lender” and, collectively, the “Lenders”) and Wilmington Trust, National Association, as agent (in such capacity, and together with its successors and permitted assigns, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Lenders have agreed to extend a term loan (the “Loan”) to Borrower in an aggregate principal amount equal to the Initial Principal Amount, the proceeds of which will be used by Borrower to pay a portion of the purchase price for the Payment Stream and the Associated Rights, upon and subject to the terms and conditions set forth in this Agreement;

WHEREAS, Borrower has agreed to secure its obligations in respect of the Loan by granting to the Agent, for the benefit of the Secured Parties, a security interest with respect to the Payment Stream, the Associated Rights and certain other Collateral Assets;

WHEREAS, the HOF Entities have agreed to make certain representations and covenants as provided herein for the benefit of the Agent and the Lenders;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Accounts” has the meaning set forth in Section 2.7(a).

“Administrative Expenses” means all (i) reasonable and documented out-of-pocket costs and expenses incurred by the Agent, the Securities Intermediary and each Lender (including in each case the reasonable fees, charges and disbursements of external counsel) in connection with the preparation, negotiation, administration and execution of this Agreement and the other Transaction Documents, and the consummation and administration of the transactions contemplated hereby, (ii) reasonable and documented out-of-pocket expenses incurred by the Agent, the Securities Intermediary and each Lender (including in each case the reasonable fees, charges and disbursements of external counsel), in connection with any amendments, modifications or waivers of the Transaction Documents, (iii) all documented out-of-pocket and invoiced expenses incurred by the Agent, the Securities Intermediary or any Lender (including the fees, charges and disbursements of any external counsel for the Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Transaction Documents, or (B) in connection with the Loan made hereunder, (iv) all documented out-of-pocket and invoiced expenses incurred by the Agent, the Securities Intermediary or any Lender (including the fees, charges and disbursements of any external counsel for the Agent or any Lender) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings and (v) indemnities and other amounts owing by the Borrower to the Agent and Securities Intermediary in their respective capacities as such.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” has the meaning set forth in the preamble hereto.

“Agent Affiliates” has the meaning set forth in Section 9.2(b)(v).

“Aggregate Loan Principal Amount” means on any date (a) the Initial Principal Amount minus (b) all Principal Payment Amounts paid or prepaid in accordance with Section 2.3.

“Agreement” has the meaning set forth in the preamble.

“Amortization Table” has the meaning set forth in the Loan Terms Annex.

“Anti-Corruption Laws” has the meaning set forth in Section 3.1(n).

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that a Loan Party provides to Agent pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Agent or to the Lenders by means of electronic communications pursuant to Section 9.2(b).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit B.

“Assignment Effective Date” has the meaning set forth in Section 9.3(b).

“Associated Rights” has the meaning given to such term in the Sale and Servicing Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) for which Borrower or any ERISA Affiliate of Borrower is, or at any time during the immediately preceding six (6) years has been, an “employer” as defined in Section 3(5) of ERISA.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” has the meaning set forth in the preamble.

“Borrowing Notice” means a written notice of the borrowing of the Loan on the Closing Date in the form of Exhibit D.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York or Delaware are authorized or required by Applicable Law to remain closed.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“CIP Regulations” has the meaning set forth in Section 8.5.

“Closing” has the meaning set forth in Section 5.1.

“Closing Date” has the meaning set forth in Section 5.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Collateral” shall have the meaning set forth in Section 7.1.

“Collateral Assets” means, collectively, (i) all of the Borrower’s right, title and interest in, to and under the Transferred Assets, including all amounts credited or transferred to the Collection Account, (ii) all of the Borrower’s right, title and interest in, to and under the Sale and Servicing Agreement and (iii) all Proceeds of any of the foregoing.

“Collection Account” has the meaning set forth in Section 2.7(a).

“Commitment Amount” means, with respect to each Lender, the commitment, if any, of such Lender to fund a portion of the Loan hereunder on the Closing Date in the amount set forth on Annex II.

“Consent and Direction Letter” means that certain consent and direction letter by and among the HOF Entities and Johnson Controls providing, among other things, for (i) a consent by Johnson Controls to the transfer by the HOF Entities of certain rights under the Naming Rights Agreement to the Borrower and the pledge thereof by the Borrower to the Agent for the benefit of the Secured Parties, (ii) a notice of the sale of the Transferred Assets by the HOF Entities to the Borrower and (iii) a direction to pay all future payments with respect to the Payment Stream to the Collection Account, such consent and direction letter to be in form and substance satisfactory to the Lenders.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Disqualified Person” has the meaning set forth in Section 9.3.

“Dollar” or the sign “$” means United States dollars.

“Eligible Account” means (a) an identifiable trust account established in the trust department of a Qualified Trust Institution and segregated on its books and records or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or a separately identifiable securities account established with a Qualified Institution.

“Equity Interests” means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRE, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

“Event of Default” has the meaning set forth in Section 7.2.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Agent or any Lender, as applicable, or required to be withheld or deducted from a payment to the Agent or any Lender, as applicable, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Agent or such Lender being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the Agent or a Lender’s failure to comply with Section 2.11(d), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury Regulations or other official administrative guidance promulgated thereunder, any intergovernmental agreement between the United States and a foreign country with respect to the foregoing, and any law, regulation, rule, or official guidance implementing any such intergovernmental agreement.

“Fee Letter” means the fee letter, dated on or about October 10, 2017, between the Borrower and Agent.

“Financial Assets” is defined in Section 2.8(b)(i).

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“HOF Entities” or “HOF Entity” means HOFV and PHOF, individually or collectively, as the context may require.

“HOFV” has the meaning set forth in the preamble hereto.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; and (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document.

“Information” means data, certificates, reports, statements (including financial statements), documents and other written factual information other than forward-looking information and projections and information of a general economic nature and general information about the industry of the Loan Parties.

“Initial Principal Amount” has the meaning set forth in the Loan Terms Annex.

“Interest Amount” has the meaning set forth in Section 2.3(a).

“Interest Period” means an interest period (i) initially, commencing on and including the Closing Date and ending on and including the last day of the calendar month in which the Closing Date occurs; and (ii) thereafter, commencing on and including the first day of each calendar month and ending on and including the last day of such calendar month.

“Interest Rate” has the meaning set forth in the Loan Terms Annex.

“Investment Company Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“IRS” means the United States Internal Revenue Service.

“Johnson Controls” means Johnson Controls, Inc., a Wisconsin corporation and any successor thereto.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Indemnified Party” has the meaning set forth in Section 6.1(a).

“Lender Percentage” means the aggregate percentage interest of a Lender in the Loan, which shall be determined based on such Lender’s pro rata share of the Aggregate Loan Principal Amount at such time, as such percentage may be adjusted by any assignment permitted hereunder.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“LLC Agreement” means the Limited Liability Company Agreement of the Borrower effective as of November 9, 2017, in form and substance reasonably satisfactory to the Lenders, and any duly authorized amendments or restatements thereto to the extent permitted pursuant to the terms of this Agreement.

“Loan” means the loan made to the Borrower by the Lenders pursuant to Section 2.1.

“Loan Maturity Date” has the meaning set forth in the Loan Terms Annex.

“Loan Parties” has the meaning set forth in the preamble hereto.

“Loan Principal Amount” means on any date and with respect to any Lender (i) the Aggregate Loan Principal Amount times (ii) such Lender’s Lender Percentage.

“Loan Terms Annex” means Annex I to this Agreement setting out certain economic terms of the Loan.

“Loss” means any loss, set-off, off-set, rescission, counterclaim, reduction, deduction, defense, cost, charge, expense, interest, fee, payment, demand, liability, claim, action, proceeding, penalty, fine, damages, judgment, order or other sanction.

“Material Adverse Change” means any event, circumstance or change that could reasonably be expected to result, individually or in the aggregate, in a material adverse effect, in any respect, on (a) the legality, validity or enforceability of any of the Transaction Documents, (b) the legality, validity or enforceability of the Naming Rights Agreement or any Related Agreement, (c) the right or ability of the Borrower or the HOF Entities to perform any of their obligations under any of the Transaction Documents, the Naming Rights Agreement or any Related Agreement, in each case to which it is a party, or to consummate the transactions contemplated hereunder or thereunder, (d) the rights or remedies of the Agent or the Lenders under any of the Transaction Documents, (e) the rights or remedies of the Borrower under the Sale and Servicing Agreement, (f) the timing, amount, collectability or duration of the Payment Stream, (g) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties or Johnson Controls, or (h) the obligations of Johnson Controls to make Payment Stream payments (including as a result of any breach, failure of a condition precedent, Set-off, defense, counterclaim, grounds for termination or similar matter).

“Monthly Report” means the monthly report required to be delivered pursuant to Section 4.2(i) hereof, which report shall be substantially in the form of Exhibit C.

“Moody’s” means Moody’s Investors Service, Inc. and its permitted successors and assigns.

“Naming Rights Agreement” means that certain Sponsorship and Naming Rights Agreement dated as of November 17, 2016 by and among the HOF Entities and Johnson Controls and any amendments, restatements, supplements or other modifications thereto, including, without limitation, the Consent and Direction Letter.

“Note” means a promissory note evidencing the Loan, in form and substance satisfactory to the Lenders.

“Other Connection Taxes” means with respect to the Agent or any Lender, as applicable, Taxes imposed as a result of a present or former connection between the Agent or such Lender, as applicable, and the jurisdiction imposing such Tax (other than connections arising from the Agent or such Lender, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Loan or any Transaction Document).

“Participant Register” has the meaning set forth in Section 9.3(g).

“Parties” means each Lender, the Agent and the Borrower, and each, a “Party”.

“Payment Date” means, in respect of any Interest Period, the 10th day of the month immediately following the end of such Interest Period, or if such date is not a Business Day, the next succeeding Business Day, commencing December 10, 2017.

“Payment Stream” has the meaning given to such term in the Sale and Servicing Agreement. The amounts expected to be received with respect to the Payment Stream are set forth on Exhibit A hereto.

“Permitted Investments” means negotiable instruments or securities, payable in Dollars, issued by a Person organized under the laws of the United States and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating):

(i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States other than financial contracts whose value depends on the values or indices of asset values;

(ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States or any state thereof whose short-term debt is rated P-1 or higher by Moody’s and “A-1+” or higher by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of an entity other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of not lower than “AA”;

(iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Moody’s of “P-1” and S&P of “A-1+”;

(iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v) Eurodollar time deposits having a credit rating from Moody’s of “P-1” and S&P of “A-1+”;

(vi) Investments in money market funds having a rating from Standard & Poor’s (at the time of investment) of at least “AAA m” or “AAAm G” (including funds for which the Agent is investment manager or advisor); and

(vii) any other instruments or securities, if the Rating Agency rating the Loan, if any, confirms in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to the Loan.

“Permitted Lender” means any Person other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is (i) a Lender, an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Permitted Lender for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided that no Loan Party shall be a Permitted Lender.

“Permitted Liens” means the following: (a) Liens under the Transaction Documents or otherwise arising in favor of Agent, for the benefit of itself and the other Secured Parties, (b) any right of set-off granted in favor of any financial institution in respect of the Accounts opened and maintained in the ordinary course of business or pursuant to the requirements of this Agreement; provided, that with respect to any such Account, Agent has a perfected Lien thereon and control thereof, in form, scope and substance satisfactory to Agent and the Requisite Lenders and (c) Liens imposed by law for taxes that are not yet due or are being contested in good faith.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“PHOF” has the meaning set forth in the preamble hereto.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies, or (iii) non-US, church or governmental plan subject to non-US, federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Prepayment Premium” means, as of the date of any prepayment of the Loan pursuant to Section 2.3(d)(i), an amount, determined by the Requisite Lenders, equal to the present value at such date of all remaining scheduled interest payments due on the Loan through the second anniversary of the Closing Date, with such present value being computed using a discount rate equal to the Treasury Rate plus 50 basis points.

“Principal Acceleration Trigger Event” means the failure of the Borrower to repay the entire principal amount of the Loan on or before December 31, 2020.

“Principal Office” means the Agent’s office as set forth in Section 9.2, or such other office or office of a third party or sub-agent, as appropriate, as the Agent may from time to time designate in writing to Borrower and each Lender.

“Principal Payment Amount” has the meaning set forth in Section 2.3(b).

“Pro Rata Share” means a share of payments in respect of the Loan corresponding to the Lender’s Lender Percentage, subject to reduction for indemnification amounts owed to the Agent under Section 8.6.

“Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any HOF Entity) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of the Borrower or any HOF Entity, threatened against or affecting the Borrower or any HOF Entity or any of their respective property.

“Proceeds” has the meaning set forth in the UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has a long-term unsecured debt rating of not less than “A3” by Moody’s and “A-” by Standard & Poor’s and, in the case of any such institution organized under the laws of the United States, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity and (ii) has a long term deposits rating of not less than “BBB” by Standard & Poor’s and “Baa2” by Moody’s.

“Rating Agency” means Kroll Bond Rating Agency, Inc. and its permitted successors and assigns and/or any other rating agency selected to rate the Loan.

“Register” has the meaning set forth in Section 2.2(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Agreement” means the Design Assist Services Agreement dated as of October 20, 2016 by and between HOFV and Johnson Controls, as amended.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Requisite Lenders” means one or more Lenders having a Loan Principal Amount representing more than 50% of the Aggregate Loan Principal Amount.

“Reserve Account” has the meaning set forth in Section 2.7(a).

“Reserve Account Required Balance” means, as of any Payment Date, the sum of the Interest Amounts that would be required to be paid on the next three (3) Payment Dates after such Payment Date assuming, for purposes of this calculation, that the Aggregate Loan Principal Amount as of such Payment Date (after giving effect to any payments made on such Payment Date) remains the Aggregate Loan Principal Amount for the next three (3) Payment Dates.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business and its permitted successors and assigns.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of the Closing Date, among the Sellers, the Servicer and the Borrower.

“Sanctions” has the meaning set forth in Section 3.1(n).

“Sanctions Laws” has the meaning set forth in Section 3.1(n).

“Scheduled Fee Limit” means in respect of each Payment Date the amount set forth as such in the Amortization Table set forth in the Loan Terms Annex.

“Scheduled Fees” means (i) the fees payable to the Agent or the Securities Intermediary pursuant to the Fee Letter, (ii) the amounts required to be paid by the Borrower to maintain its limited liability company existence and to pay similar expenses including the fees payable to its Independent Manager up to an amount not to exceed $5,000 in the aggregate in any calendar year, and (iii) any other fee, tax or other liability that the Requisite Lenders have consented in writing to treat as Scheduled Fees hereunder; provided, that the aggregate amount of such other fees, taxes and liabilities shall not exceed $2,500 in the aggregate in any calendar year.

“Secured Obligations” means all payment obligations of the Borrower under this Agreement and any of the other Transaction Documents, in each case whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

“Secured Parties” shall mean the Lenders and the Agent.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Intermediary” has the meaning set forth in Section 2.8(a).

“Sellers” shall mean, collectively, HOFV and PHOF, as sellers under the Sale and Servicing Agreement.

“Servicer” means HOFV and any successor servicer under the Sale and Servicing Agreement.

“Set-off” means any set-off, off-set, rescission, counterclaim, reduction, deduction or defense of any kind.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Tax Authority, including in respect of any payment under this Agreement or in respect of the Collateral.

“Tax Authority” means any taxing or government authority having responsibility for Tax matters.

“Tax Return” means any return, declaration, report, notice, election, claim for refund or information return or other statement or form filed or required to be filed with any Tax Authority pursuant to Applicable Law, including any schedule or attachment thereto or any amendment thereof.

“Transaction Documents” means this Agreement, the Sale and Servicing Agreement, the Consent and Direction Letter, the Fee Letter and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of the Agent, the Securities Intermediary or any Lender in connection herewith.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any asset owned by a Person or any interest (including a beneficial interest) in any asset owned by a Person.

“Transferred Assets” has the meaning given to such term in the Sale and Servicing Agreement.

“Treasury Rate” means, as of the date of any prepayment of the Loan pursuant to Section 2.3(d)(i), the yield to maturity as of such date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the weighted average life of the Principal Payment Amounts payable from such date to the second anniversary of the Closing Date; provided, however, that if the period from such date to the second anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Upfront Fee” has the meaning set forth in Section 2.6(b).

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit E-1, E-2, E-3 or E-4 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

“USA PATRIOT Act” has the meaning set forth in Section 3.1(n).

“Village” means the Hall of Fame Village, a development in Canton, Ohio which will include the Pro Football Hall of Fame Museum and be located on approximately 90 acres of real estate.

“Volcker Rule” shall mean Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Wilmington Trust” means Wilmington Trust, National Association and its successors.

SECTION 1.2 Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a) A term has the meaning assigned to it, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b) Unless otherwise defined, all capitalized terms used herein that are defined in the UCC shall have the meanings stated in the UCC.

(c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(d) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(e) References to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof and include any annexes, exhibits and schedules attached thereto.

(f) References to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(g) References to any Person shall be construed to include such Person’s successors and permitted assigns.

(h) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i) The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified.

(j) In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(k) Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as applicable.

SECTION 1.3 Certain Matters Related to HOFV and PHOF. In the case of any representations and warranties, covenants or indemnities of the HOF Entities hereunder, (i) HOFV’s liability shall be joint and several such that HOFV shall be liable for any and all breaches thereof whether such breach is caused by HOFV or PHOF including, without limitation, any breach by PHOF of the representations and warranties of PHOF in Section 3.3 and the covenants of PHOF in Section 4.3, (ii) PHOF’ s liability shall be several and not joint such that PHOF shall be liable solely for the breaches of PHOF under this Agreement and (iii) notwithstanding anything to the contrary contained herein, HOFV shall not have any right of contribution against PHOF whatsoever with respect to HOFV’s obligations under clause (i) of this Section 1.3, except as may be specifically agreed between PHOF and HOFV by separate agreement; provided that in no event shall HOFV exercise any rights of contribution against PHOF until all Secured Obligations have been paid in full.

ARTICLE II

LOAN

SECTION 2.1 Loan. Subject to the terms and conditions hereof (including satisfaction of the closing conditions set forth in Section 5.2), the Lenders shall make, on the Closing Date, the Loan to Borrower in the Initial Principal Amount in immediately available funds by wire transfer to an account designated by the Borrower in the Borrowing Notice (and each Lender agrees to confirm in writing (including by e-mail) to the Agent that it has funded its Commitment Amount of the Loan (it being agreed by each of the parties hereto that Agent may conclusively rely on such written confirmation from a Lender as evidence that such Lender has in fact funded its Committed Amount of the Loan)). The proceeds of the Loan shall be used by Borrower on the Closing Date to (i) pay a portion of the purchase price for Borrower’s purchase of the Transferred Assets from the Sellers under the Sale and Servicing Agreement, (ii) make a deposit into the Reserve Account equal to $240,500, (iii) pay the Upfront Fee to the Lenders, (iv) to pay the fees and expenses owing to the Agent and the Securities Intermediary on the Closing Date under the Fee Letter and this Agreement and (v) pay for other closing costs related to the transactions contemplated by this Agreement.

Borrower shall give written notice in the form of a Borrowing Notice to the Agent of the proposed borrowing of the Loan not later than noon New York time one Business Day prior to the proposed date of such borrowing (or such shorter period as may be agreed to by Agent). The Borrowing Notice shall be effective upon receipt by Agent, shall be irrevocable, and shall specify the date of the borrowing (which shall be a Business Day), the amount of the borrowing and the wiring information of the Borrower’s account to which funds are to be disbursed.

SECTION 2.2 Evidence of Loan; Register; Notes. (a) Each Lender shall maintain on its internal records an account or accounts evidencing the obligations of Borrower to such Lender, including the amounts of the Loan made by it and each repayment and prepayment in respect thereof; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s obligations in respect of the Loan; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Lender Percentage and Loan Principal Amount and stated interest owing to each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loan Principal Amount) at any reasonable time and from time to time upon reasonable prior notice. Agent shall record, or shall cause to be recorded, in the Register the Loan Principal Amount and stated interest owing to each Lender, and each repayment or prepayment in respect of the principal amount of the Loan, and any such recordation shall be conclusive, absent manifest error. Borrower hereby designates Agent to serve, solely for purposes of Treasury Regulation 5f.103-1(c), as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.2.

(c) If so requested by any Lender by written notice to Borrower (with a copy to Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.3) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan hereunder.

SECTION 2.3 Principal and Interest Payments; Prepayments.

(a) Interest. The Borrower shall pay interest in respect of the Loan on each Payment Date in arrears for the immediately preceding Interest Period in an amount equal to (i) the Aggregate Loan Principal Amount as of the first day of the relevant Interest Period times ( ) the Interest Rate times (iii) a 30/360 day count fraction (i.e., the actual number of days in the Interest Period, based on a month of 30 days divided by 360) (the amount of interest due and payable on any Payment Date being referred to herein as the “Interest Amount”). The Interest Amount shall be payable on each Payment Date as set forth in Section 2.3(c).

(b) Principal. On each Payment Date, the Borrower shall repay the principal amount of the Loan in the following amounts: (i) so long as no Principal Acceleration Trigger Event or Event of Default (which Event of Default has not been waived by the Agent acting at the direction of the Lenders) has occurred and is continuing, in the aggregate amount set forth in the Amortization Table with respect to such Payment Date, (ii) if a Principal Acceleration Trigger Event or an Event of Default (which Event of Default has not been waived by the Agent acting at the direction of the Lenders) has occurred and is continuing, in the amount of the outstanding Aggregate Loan Principal Amount until the Aggregate Loan Principal Amount has been reduced to zero dollars or (iii) in the event of a prepayment as contemplated by Section 2.03(d)(ii), the amount of proceeds deposited into the Collection Account in connection with such prepayment less the amounts required to be distributed pursuant to Section 2.3(c)(i) and (ii) hereof (in each case, the “Principal Payment Amount”). Notwithstanding the foregoing, Borrower shall repay any remaining principal of the Loan on the Loan Maturity Date. The Principal Payment Amount shall be payable on each Payment Date and, if applicable, on the Loan Maturity Date as set forth in Section 2.3(c).

(c) Priority of Payments. On each Payment Date, all amounts in the Collection Account plus, to the extent of any deficiency in the amount in the Collection Account available to pay items (i) through (v) below, any amounts in the Reserve Account up to the amount of such deficiency, shall be distributed by the Agent based solely on the Monthly Report as follows:

(i) First, to the payment of accrued and unpaid Scheduled Fees and Administrative Expenses up to the Scheduled Fee Limit; provided, that (x) to the extent the aggregate amount of such accrued and unpaid Scheduled Fees and Administrative Expenses exceed the Scheduled Fee Limit, all Scheduled Fees and Administrative Expenses owing to the Agent and the Securities Intermediary shall be paid in full prior to any accrued and unpaid Scheduled Fees and Administrative Expenses owing to Persons other than the Agent and Securities Intermediary being paid, and (y) upon the occurrence and during the continuance of a Default or Event of Default, all payments under this clause “First” shall be applied (A) first, to all Scheduled Fees and Administrative Expenses owing to the Agent and the Securities Intermediary (without regard to the Scheduled Fee Limit) and (B) second, to all Scheduled Fees and Administrative Expenses owing to Persons other than the Agent and the Securities Intermediary (without regard to the Scheduled Fee Limit);

(ii) Second, to pay the Interest Amount due on such Payment Date (plus any previously unpaid Interest Amounts) to the Lenders;

(iii) Third, to pay the Principal Payment Amount due on such Payment Date to the Lenders;

(iv) Fourth, to pay any Scheduled Fees and Administrative Expenses that were unpaid due to the application of the Scheduled Fee Limit; provided, that to the extent that there are insufficient funds to pay all of such Scheduled Fees and Administrative Expenses, all Scheduled Fees and Administrative Expenses owing to the Agent and the Securities Intermediary shall be paid in full prior to any accrued and unpaid Scheduled Fees and Administrative Expenses owing to Persons other than the Agent and Securities Intermediary being paid;

(v) Fifth, to pay any other accrued and unpaid Secured Obligations then owing to the Agent, the Securities Intermediary or the Lenders; provided, that to the extent that there are insufficient funds to pay all of such Secured Obligations, all of such accrued and unpaid Secured Obligations owing to the Agent and the Securities Intermediary shall be paid in full prior to any such accrued and unpaid Secured Obligations owing to the Lenders (in their capacity as Lenders) being paid to the Lenders;

(vi) Sixth, to the Reserve Account, the amount necessary to cause the aggregate amount on deposit therein to equal the Reserve Account Required Balance; and

(vii) Seventh, (A) prior to the repayment in full of all Secured Obligations, any remaining amounts shall be retained in the Collection Account and (B) after the repayment in full of all Secured Obligations, any remaining amounts shall be distributed to or at the written direction of the Borrower or as otherwise required by Applicable Law.

(d) Prepayments. The Loan may not be prepaid, in whole or in part, at any time except that (i) Borrower may, upon one (1) Business Day’s prior written notice to the Agent, prepay the Loan in full on any Business Day provided that, with respect to any prepayment occurring on or before the second anniversary of the Closing Date, Borrower pays, on the date of prepayment, a prepayment fee equal to the Prepayment Premium and (ii) Borrower shall prepay the Loan to the extent of any proceeds of the Payment Stream received prior to their scheduled payment date as a result of any termination or acceleration of the Naming Rights Agreement or any other cause. Any prepayment pursuant to clause (ii) hereof and any proceeds of a sale of the Collateral following an Event of Default shall be allocated as set forth in Section 2.3(c) on the next Payment Date or, in the case of a sale of Collateral following an Event of Default, on the next Business Day following receipt of such proceeds. The Borrower expressly agrees that: (A) the Prepayment Premium payable in connection with a prepayment pursuant to clause (i) hereof is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the prepayment fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.3(d). The Prepayment Premium shall be fully earned on the date paid and shall not be refundable for any reason. The Borrower expressly acknowledges that its agreement to pay the Prepayment Premium to the Lenders as herein described is a material inducement to Lenders to provide the Loan.

SECTION 2.4 Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment made and applied in accordance with the terms hereof), through the exercise of any right of Set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Transaction Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest and other amounts then due and owing to such Lender hereunder or under the other Transaction Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Agent and each other Lender in writing of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them.

SECTION 2.5 General Provisions. (a) All payments by Borrower of principal, interest, or other amounts hereunder shall be made in Dollars in same day funds, without Set-off, free of any restriction or condition, and delivered to Agent not later than 5:00 p.m. (New York City time) on the Business Day immediately preceding the date due to the Collection Account. All payments received by the Agent after 5:00 p.m. (New York City time) on the Business Day immediately preceding the date due shall in each case be deemed received on the next succeeding Business Day, in the Agent’s sole discretion, and any applicable interest or fee shall continue to accrue.

(b) Agent (or its agent or sub-agent appointed by it) shall in accordance with the Monthly Report, promptly distribute to each Lender to such Lender’s bank account as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto to such Lender, including all fees payable to such Lender with respect thereto, to the extent received by Agent.

(c) Whenever any payment to be made hereunder with respect to the Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(d) Borrower may make only one borrowing hereunder which shall be on the Closing Date. Any amount borrowed and subsequently repaid or prepaid may not be reborrowed. On the Closing Date (immediately upon funding of the Loan by the Lender), the Commitment Amounts shall automatically terminate.

(e) No portion of the proceeds of the Loan shall be used in any manner that causes or might cause the Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Securities Exchange Act of 1934.

SECTION 2.6 Fees; Administrative Expenses.

(a) The Borrower will pay to the Agent and the Securities Intermediary, for their own respective accounts, the fees set forth in the Fee Letter at the times and in the amounts specified therein (it being agreed, for the avoidance of doubt, that (i) the “Account Agent Monthly Fee” referred to in the Fee Letter shall be payable in advance on the Closing Date and on each Payment Date, (ii) the “Initial Account Agent Setup Acceptance Fee” referred to in the Fee Letter shall be payable on the Closing Date and (iii) any “Extraordinary Fee” incurred pursuant to the Fee Letter shall be paid on the Payment Date immediately following the incurrence thereof). Such fees will be fully earned when due and will not be refundable for any reason whatsoever.

(b) As additional consideration for the making of the Loan, the Borrower shall pay directly to the Lenders on the Closing Date an amount equal to $500,000 (the “Upfront Fee”), which shall be allocated to the Lenders pro rata.

(c) The Borrower agrees to pay or reimburse the Agent, the Securities Intermediary and the Lenders for Administrative Expenses, in each case, pursuant to Section 2.3(c) hereof; provided, that any Administrative Expenses incurred and invoiced by the Agent or Securities Intermediary prior to the Closing Date shall be due and payable by the Borrower on the Closing Date. Such obligations shall survive the termination of this Agreement, the termination of the Commitment Amounts and the repayment of all Secured Obligations.

SECTION 2.7 Accounts.

(a) Prior to the Closing Date, the Borrower established with the Securities Intermediary two securities accounts: (i) a collection account (the “Collection Account”) and (ii) a reserve account (the “Reserve Account” and together with the Collection Account, the “Accounts”). Each Account shall be in the name of the Borrower for the benefit of the Agent and the Lenders, and shall be under the sole dominion and control of the Agent. Funds in each Account shall not be commingled with any other monies. Each Account shall be an Eligible Account. If an Account is at any time no longer an Eligible Account, the Borrower shall, within ten Business Days of obtaining knowledge that such Account is no longer an Eligible Account, establish a new Account that is an Eligible Account. All payments to be made from time to time by the Borrower to the Lenders and other Persons out of funds in any Account pursuant to this Agreement shall be made by the Agent.

(b) The Borrower may instruct (by standing instructions or otherwise) the institution maintaining the Reserve Account to invest funds on deposit in the Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature, or be payable or redeemable upon demand of the holder thereof, not later than the Business Day prior to the first Payment Date following the date on which such funds were received. The Borrower shall not direct the Agent to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Reserve Account shall remain uninvested. The Agent (including in its capacity as Securities Intermediary) shall not be responsible for investing any funds and shall not be responsible for any loss or diminution in value causes by an investment made (or liquidation thereof) pursuant to this section.

(c) On each Payment Date, the amount by which the funds on deposit in the Reserve Account exceed the Reserve Account Required Balance as of such date, including any such funds consisting of interest and other investment earnings (net of losses and investment expenses), shall be deposited in the Collection Account and available for distribution pursuant to the Monthly Report in accordance with Section 2.3(c).

SECTION 2.8 Agent as Securities Intermediary.

(a) The Agent shall be the “Securities Intermediary” and shall open the Accounts in its capacity as Securities Intermediary.

(b) The Securities Intermediary agrees that:

(i) The Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will be credited;

(ii) All securities or other property underlying any Financial Assets credited to any Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Account be registered in the name of the Borrower, payable to the order of the Borrower or specially endorsed to the Borrower;

(iii) All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the appropriate Account;

(iv) Each item of property (whether investment property, security, instrument or cash) credited to an Account shall be treated as a Financial Asset;

(v) If at any time the Securities Intermediary shall receive any order from the Agent directing transfer or redemption of any Financial Asset relating to the Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Borrower;

(vi) The Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction and the Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii) The Securities Intermediary has not entered into, and until termination of this Agreement, will not enter into, any agreement with any other Person relating to the Accounts pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Borrower purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2.8(b)(v) of this Agreement; and

(viii) Except for the claims and interest of the Agent and the Borrower in the Accounts, the Securities Intermediary knows of no claim to, or interest, in the Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Agent and the Borrower thereof.

(c) The Agent shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Accounts.

(d) The Securities Intermediary will promptly send copies of all statements for each of the Accounts, which statements shall reflect any financial assets credited thereto, simultaneously to each of the Borrower and the Agent.

(e) Notwithstanding anything in this Section 2.8 to the contrary, with respect to any Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Account is deemed not to constitute a securities account.

SECTION 2.9 Intended Tax Treatment.

(a) Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat the Loan hereunder as debt for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return inconsistent with the foregoing, except as required by law.

SECTION 2.10 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.11 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule, regulation or order was issued or enacted prior to the date hereof), including the introduction of any new law, treaty or governmental rule, regulation or order but excluding solely proposals thereof, or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or (B) any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the date hereof: (i) subjects such Lender (or its applicable lending office) or any company controlling such Lender to any additional Tax (other than any Indemnified Tax or any Tax described in clauses (b) through (d) of the definition of Excluded Taxes) with respect to this Agreement or any of the other Transaction Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining the Loan hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as will compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.10(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s portion of the Loan or participations therein or other obligations hereunder with respect to the Loan to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company for such reduction. Such Lender shall deliver to Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.10(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (a) and (b) of this Section 2.10 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

SECTION 2.11 Taxes; Withholding.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of the Borrower hereunder and under the other Transaction Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Tax Authority.

(b) Withholding of Taxes. If Borrower or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Agent or any Lender under any of the Transaction Documents: (i) the applicable withholding agent shall notify the Borrower and the Agent, as applicable, in writing of any such requirement or any change in any such requirement as soon as practicable after such withholding agent becomes aware of it; (ii) the withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Tax Authority in accordance with applicable law; (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section 2.11), the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and (iv) as soon as practicable after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Agent evidence reasonably satisfactory to the Agent of such deduction and withholding and of the remittance thereof to the relevant taxing or other authority.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Lender and Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Lender or the Agent or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall, at such times as are reasonably requested by the Borrower or the Agent, provide the Borrower and the Agent with such properly completed and executed documentation as will permit payments made to such Lender under the Transaction Documents to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable withholding agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the applicable withholding agent as will enable the applicable withholding agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Agent in writing of its legal inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Transaction Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) (other than such documentation set forth in paragraphs (i), (ii) and (iii) below) if in the Lender’s reasonable judgment the completion, execution or submission of such form would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) shall deliver to the Borrower and the Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, two properly completed and duly signed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, or

(B) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms), or

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) an appropriate United States Tax Compliance Certificate and (b) two properly completed and duly signed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), or

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by an IRS Form W-8ECI, W-8BEN, W-8BEN-E, an appropriate United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable (provided that, if the Foreign Lender is a partnership, and one or more beneficial partners of such Foreign Lender are claiming the portfolio interest exemption, the appropriate United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner).

(iii) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable withholding agent, at the time or times prescribed by law and at such time or times reasonably requested by the applicable withholding agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable withholding agent as may be necessary for the applicable withholding agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(d)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(e) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations of the Borrower. The Borrower hereby represents and warrants to each Lender as of the Closing Date as follows:

(a) Organization. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all limited liability company power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party. The Borrower is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification is required by law except to the extent that the failure to be so qualified and in good standing would not reasonably be likely to cause a Material Adverse Change.

(b) No Conflicts. None of the execution and delivery by the Borrower of the Transaction Documents to which it is a party, the performance by the Borrower of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) violate or conflict with any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Borrower or its assets or properties is subject or bound; (ii) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any term or provision of any of the organizational documents of the Borrower; (iii) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any material term or provision of, or give any person the right to terminate or accelerate the maturity of, the Naming Rights Agreement; (iv) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any material term or provision of, or give any person the right to terminate or accelerate the maturity of, any other contract, agreement, license or instrument to which the Borrower is a party except for any contravention, conflict, breach, violation or default which would not reasonably be expected to cause a Material Adverse Change; or (v) result in or require the creation or imposition of any Lien on the Collateral (other than the Lien in favor of the Borrower pursuant to the Sale and Servicing Agreement and the Lien in favor of the Agent for the benefit of the Secured Parties hereunder).

(c) Authorization. The execution and delivery of each of the Transaction Documents and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by the Borrower. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Borrower. Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(d) Ownership. No Person other than Borrower has any right, title or interest in the Collateral Assets. The Borrower has full right to grant a security interest in and Lien on the Collateral to the Agent for the benefit of the Secured Parties. The security interest in and Lien on the Collateral granted to the Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity and (b) a perfected first priority security interest in all of the Collateral.

(e) Governmental and Third Party Authorizations. The execution and delivery by the Borrower of the Transaction Documents to which it is a party, the performance by the Borrower of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the grant of a security interest in and Lien on the Collateral to the Agent for the benefit of the Secured Parties) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing, recording or enrolling with any Governmental Authority or any other Person, except for the filing of the UCC financing statements to be filed against the Loan Parties in connection with the Transaction Documents and those previously obtained by the Loan Parties.

(f) No Litigation. There is no claim, action, suit, investigation, hearing or other proceeding (in each case, whether administrative, judicial, civil, criminal, regulatory, arbitration-based or otherwise) pending or, to the knowledge of the Borrower, threatened against or in any other way relating to or affecting (i) the Borrower or any of its business or properties, (ii) the Collateral, or (iii) any Transaction Document to which it is a party. To the knowledge of the Borrower, there is no claim, action, suit, investigation, hearing or other proceeding (in each case, whether administrative, judicial, civil, criminal, regulatory, arbitration-based or otherwise) pending or threatened against Johnson Controls which could reasonably be expected to result in a Material Adverse Change.

(g) Investment Company Act. The Borrower is not an “investment company” or a Person “controlled” by an “investment company”, within the meaning of the Investment Company Act (in each case without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) thereof). The interest of Lenders and Agent hereunder (including the Loan) does not constitute an “ownership interest” in a “covered fund,” in each case, as defined under the Volcker Rule.

(h) Naming Rights Agreement.

(i) The Borrower has provided to the Agent and each Lender a true, correct and complete copy of the Naming Rights Agreement and each Related Agreement, including any and all amendments, modifications, waivers or supplements thereto. The Naming Rights Agreement and each Related Agreement constitute the entire agreement between the HOF Entities and Johnson Controls relating to the Collateral (including, without limitation, the Transferred Assets). Each of the Naming Rights Agreement and Related Agreements is the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles. There is no breach or default, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or give rise to a breach or default, in the performance of the Naming Rights Agreement or any Related Agreement by the HOF Entities or Johnson Controls. No event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would give any of the HOF Entities or Johnson Controls the right to terminate the Naming Rights Agreement or any Related Agreement for breach or give Johnson Controls a right of Set-off of any kind against any amounts payable thereunder.

(ii) Neither the granting of a Lien on the Collateral to the Agent or the Lenders nor the consummation of the other transactions contemplated by the Transaction Documents will require the approval, consent, ratification, waiver, or other authorization of Johnson Controls or any other Person or Governmental Authority under the Naming Rights Agreement or any Related Agreement that has not been obtained, and will not constitute a breach of or default or event of default under the Naming Rights Agreement or any Related Agreement, the Transaction Documents or any other agreement to which such Loan Party or any of its Affiliates is a party.

(iii) All of the representations or warranties made by the HOF Entities in the Naming Rights Agreement or any Related Agreement were accurate and complete in all material respects as of the effective date of such agreement and continue to be accurate and complete in all material respects as of the Closing Date (it being understood and agreed that any representations and warranties stated to relate to a specific earlier date shall have been true and correct in all material respects solely as of such earlier date).

(i) Transferred Assets. Pursuant to the Sale and Servicing Agreement, the Borrower has purchased, acquired and accepted from the Sellers, and the Sellers have sold, assigned and transferred to the Borrower, all of the Sellers’ right, title and interest in and to the Transferred Assets, free and clear of any and all Liens of any kind whatsoever.

(j) UCC Matters.

(i) The Borrower’s exact legal name is, and has been since its initial formation, JCIHOFV FINANCING, LLC. The principal place of business of the Borrower is, and has been since its initial formation, located in 4020 Kinross Lakes Parkway, Richfield, OH 44286. The jurisdiction of organization of the Borrower is, and has been since its initial formation, located in Delaware. Since its initial formation, the Borrower has not been the subject of any merger or partnership or other reorganization in which its identity or status was materially changed, except in each case when it was the surviving or resulting entity.

(k) Compliance with Law. The Borrower is in compliance with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority.

(l) Solvency. Immediately after giving effect to the consummation of the transactions contemplated by the Transaction Documents that are being consummated on the Closing Date and the application of the proceeds therefrom: (i) the fair value of the Borrower’s assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities; (ii) the present fair saleable value of the Borrower’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured in the normal course of business; (iii) the Borrower will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature; (iv) the Borrower will not have unreasonably small capital with which to engage in its business, as now conducted and as proposed to be conducted following the Closing Date; (v) the Borrower does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured; (vi) the Borrower will not have become subject to any insolvency event; and (vii) the Borrower will not have been rendered insolvent within the meaning of Section 101(32) of Title 11 of the United States Code.

(m) Information. The Information furnished to the Agent and the Lenders by or on behalf of the Borrower on or prior to the Closing Date does not, and the Information furnished to the Agent and the Lenders by or on behalf of the Borrower after the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

(n) Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. None of the Borrower or any of its directors, officers, employees, agents or advisors is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). The Borrower and its directors, officers, employees, agents and advisors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the “USA PATRIOT Act”) and any other applicable terrorism and money laundering laws, rules, regulations and orders. No part of the proceeds of the Loan will be used, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

(o) ERISA and Employee Benefit Plans. Borrower is not subject to ERISA. Borrower does not (and will not in the future) maintain or contribute to any Benefit Plan and it is not and it will not be required in the future to contribute to any Benefit Plan and will not be deemed to otherwise hold Plan Assets.

SECTION 3.2 Representations of HOFV. HOFV hereby represents and warrants to each Lender as of the Closing Date as follows:

(a) Organization. HOFV is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, PHOF is a corporation duly organized, validly existing and in good standing under the laws of Ohio, and each HOF Entity has all limited liability company or corporate power and authority, as applicable, and has all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities required, to own its property and conduct its business as now conducted and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. Each HOF Entity is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification is required by law except to the extent that the failure to be so qualified and in good standing would not reasonably be likely to cause a Material Adverse Change.

(b) No Conflicts. None of the execution and delivery by either HOF Entity of the Transaction Documents to which it is a party, the performance by such HOF Entity of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) violate or conflict with any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which such HOF Entity or its assets or properties is subject or bound; (ii) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any term or provision of any of the organizational documents of such HOF Entity; (iii) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any material term or provision of, or give any person the right to terminate or accelerate the maturity of, the Naming Rights Agreement; (iv) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any material term or provision of, or give any person the right to terminate or accelerate the maturity of, any other contract, agreement, license or instrument to which such HOF Entity is a party except for any contravention, conflict, breach, violation or default which would not reasonably be expected to cause a Material Adverse Change; or (v) result in or require the creation or imposition of any Lien on the Collateral (other than the Lien in favor of the Borrower pursuant to the Sale and Servicing Agreement and the Lien in favor of the Agent for the benefit of the Secured Parties hereunder).

(c) Authorization. The execution and delivery of each of the Transaction Documents and the performance by each HOF Entity of its obligations hereunder and thereunder have been duly authorized by such HOF Entity. Each of the Transaction Documents to which it is a party has been duly executed and delivered by such HOF Entity. Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such HOF Entity, enforceable against such HOF Entity in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(d) Governmental and Third Party Authorizations. The execution and delivery by each HOF Entity of the Transaction Documents to which it is a party, the performance by such HOF Entity of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the grant of a security interest in and Lien on the Transferred Assets to the Borrower by the HOF Entities) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing, recording or enrolling with any Governmental Authority or any other Person, except for the filing of the UCC financing statements to be filed against the Loan Parties in connection with the Transaction Documents and those previously obtained by the Loan Parties.

(e) No Litigation. There is no claim, action, suit, investigation, hearing or other proceeding (in each case, whether administrative, judicial, civil, criminal, regulatory, arbitration-based or otherwise) pending or, to the knowledge of HOFV, threatened in writing against or relating to or affecting (i) any HOF Entity, (ii) the Naming Rights Agreement, or (iii) any Transaction Document to which it is a party. To the knowledge of HOFV, there is no claim, action, suit, investigation, hearing or other proceeding (in each case, whether administrative, judicial, civil, criminal, regulatory, arbitration-based or otherwise) pending or threatened against Johnson Controls which could reasonably be expected to result in a Material Adverse Change.

(f) Investment Company Act. HOFV is not an “investment company” or a Person “controlled” by an “investment company”, within the meaning of the Investment Company Act (in each case without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) thereof).

(g) Naming Rights Agreement.

(i) HOFV has provided to the Agent and each Lender a true, correct and complete copy of the Naming Rights Agreement and each Related Agreement, including any and all amendments, modifications, waivers or supplements thereto. The Naming Rights Agreement and each Related Agreement constitute the entire agreement between the HOF Entities and Johnson Controls relating to the Transferred Assets. Each of the Naming Rights Agreement and Related Agreements is the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles. There is no breach or default, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or give rise to a breach or default, in the performance of the Naming Rights Agreement or any Related Agreement by the HOF Entities or Johnson Controls. No event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would give Johnson Controls or any of the HOF Entities the right to terminate the Naming Rights Agreement or any Related Agreement for breach or give Johnson Controls a right of Set-off of any kind against any amounts payable thereunder.

(ii) None of the HOF Entities has waived any rights or defaults under the Naming Rights Agreement or any Related Agreement or taken any action or omitted to take any action under the Naming Rights Agreement or any Related Agreement that adversely affects the Agent’s or the Lenders’ rights under any of the Transaction Documents, including its or their rights in respect of the Transferred Assets, or that would otherwise reasonably be expected to cause a Material Adverse Change.

(iii) Neither of the HOF Entities has received any notice, and has no knowledge, of (i) Johnson Controls’ intention to terminate, amend or restate the Naming Rights Agreement or any Related Agreement in whole or in part, (ii) any other Person’s or Governmental Authority’s (where applicable) intention to challenge the validity or enforceability of the Naming Rights Agreement or any Related Agreement or the obligation of Johnson Controls to pay the Payment Stream, or (iii) the HOF Entities or Johnson Controls being in breach or default of any of its obligations under the Naming Rights Agreement or any Related Agreement.

(iv) Since the commencement of the term of the Naming Rights Agreement, HOFV has delivered to Johnson Controls an invoice setting forth the Payment Stream amount due and payable by Johnson Controls under the Naming Rights Agreement for each applicable month.

(h) Transferred Assets. Pursuant to the Sale and Servicing Agreement, the Borrower has purchased, acquired and accepted from the Sellers, and the Sellers have sold, assigned and transferred to the Borrower, all of the Sellers’ right, title and interest in and to the Transferred Assets, free and clear of any and all Liens of any kind whatsoever. Prior to such purchase, such Transferred Assets were owned exclusively and at all times by the Sellers free and clear of any and all Liens other than Permitted Liens.

(i) UCC Matters.

(i) HOFV’s exact legal name is, and has been since its initial formation, HOF Village, LLC. The principal place of business of HOFV is, and has been since its initial formation, located in 4020 Kinross Lakes Parkway, Richfield, OH 44286. The jurisdiction of organization of HOFV is, and has been since its initial formation, located in Delaware. Since its initial formation, HOFV has not been the subject of any merger or partnership or other reorganization in which its identity or status was materially changed, except in each case when it was the surviving or resulting entity.

(ii) PHOF’s exact legal name is, and has been since its initial formation, National Football Museum, Inc.; provided that it has done business as Pro Football Hall of Fame. The principal place of business of PHOF is, and has been since its initial formation, located in 2121 George Halas Dr NW, Canton, OH 44708. The jurisdiction of organization of PHOF is, and has been since its initial formation, located in Ohio. Since its initial formation, PHOF has not been the subject of any merger or partnership or other reorganization in which its identity or status was materially changed, except in each case when it was the surviving or resulting entity.

(j) Information. The Information furnished to the Agent and the Lenders by or on behalf of each HOF Entity on or prior to the Closing Date does not, and the Information furnished to the Agent and the Lenders by or on behalf of the HOF Entities after the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

(k) Compliance with Law. Each HOF Entity is in compliance in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority.

(l) Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. None of the HOF Entities or any of their respective directors, officers, employees, agents or advisors is subject to any Sanctions. Each HOF Entity and its directors, officers, employees, agents and advisors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the Anti-Corruption Laws and (iii) the USA PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders. No part of the proceeds of the Loan will be used, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

SECTION 3.3 Representations of PHOF. PHOF hereby represents and warrants to each Lender, as of the Closing Date, as follows:

(a) Organization. PHOF is a corporation duly organized, validly existing and in good standing under the laws of Ohio, and PHOF has all corporate power and authority, as applicable, and has all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities required, to own its property and conduct its business as now conducted and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. PHOF is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification is required by law except to the extent that the failure to be so qualified and in good standing would not reasonably be likely to cause a Material Adverse Change.

(b) No Conflicts. None of the execution and delivery by PHOF of the Transaction Documents to which PHOF is a party, the performance by PHOF of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) violate or conflict with any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which PHOF or its assets or properties is subject or bound; (ii) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any term or provision of any of the organizational documents of PHOF; (iii) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any material term or provision of, or give any person the right to terminate or accelerate the maturity of, the Naming Rights Agreement; (iv) contravene, conflict with, result in a breach or violation of or constitute a default (with or without notice or lapse of time, or both) under any material term or provision of, or give any person the right to terminate or accelerate the maturity of, any other contract, agreement, license or instrument to which PHOF is a party except for any contravention, conflict, breach, violation or default which would not reasonably be expected to cause a Material Adverse Change; or (v) result in or require the creation or imposition of any Lien on the Collateral (other than the Lien in favor of the Borrower pursuant to the Sale and Servicing Agreement and the Lien in favor of the Agent for the benefit of the Secured Parties hereunder).

(c) Authorization. The execution and delivery of each of the Transaction Documents to which PHOF is a party and the performance by PHOF of its obligations hereunder and thereunder have been duly authorized by PHOF. Each of the Transaction Documents to which PHOF is a party has been duly executed and delivered by PHOF. Each of the Transaction Documents to which PHOF is a party constitutes the legal, valid and binding obligation of PHOF, enforceable against PHOF in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(d) Governmental and Third Party Authorizations. The execution and delivery by PHOF of the Transaction Documents to which PHOF is a party, the performance by PHOF of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the grant of a security interest in and Lien on the Transferred Assets to the Borrower by PHOF) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing, recording or enrolling with any Governmental Authority or any other Person, except for the filing of the UCC financing statements to be filed against PHOF in connection with the Transaction Documents and those previously obtained by PHOF.

(e) No Litigation. Except as described on Schedule 1 hereto, there is no claim, action, suit, investigation, hearing or other proceeding (in each case, whether administrative, judicial, civil, criminal, regulatory, arbitration-based or otherwise) pending or, to the knowledge of PHOF, threatened in writing against or relating to or affecting (i) PHOF, (ii) the Naming Rights Agreement, or (iii) any Transaction Document to which PHOF is a party. To the knowledge of PHOF, there is no claim, action, suit, investigation, hearing or other proceeding (in each case, whether administrative, judicial, civil, criminal, regulatory, arbitration-based or otherwise) pending or threatened against Johnson Controls which could reasonably be expected to result in a Material Adverse Change.

(f) Investment Company Act. PHOF is not an “investment company” or a Person “controlled” by an “investment company”, within the meaning of the Investment Company Act (in each case without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) thereof).

(g) Naming Rights Agreement.

(i) PHOF has provided to the Agent and each Lender a true, correct and complete copy of the Naming Rights Agreement and each Related Agreement to which PHOF is a party, including any and all amendments, modifications, waivers or supplements thereto. The Naming Rights Agreement and each Related Agreement to which PHOF is a party constitute the entire agreement between PHOF and, to the knowledge of PHOF, HOFV and Johnson Controls relating to the Transferred Assets. Each of the Naming Rights Agreement and Related Agreements to which PHOF is a party is the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles. There is no breach or default, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or give rise to a breach or default, in the performance of the Naming Rights Agreement or any Related Agreement to which PHOF is party by the HOF Entities or Johnson Controls. No event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would give Johnson Controls or any of the HOF Entities the right to terminate the Naming Rights Agreement or any Related Agreement to which PHOF is a party for breach or give Johnson Controls a right of Set-off of any kind against any amounts payable thereunder.

(ii) PHOF has not and, to PHOF’s knowledge, HOFV has not waived any rights or defaults under the Naming Rights Agreement or any Related Agreement to which PHOF is a party or taken any action or failed to take any action under the Naming Rights Agreement or any Related Agreement to which PHOF is a party that adversely affects the Agent’s or the Lenders’ rights under any of the Transaction Documents, including its or their rights in respect of the Transferred Assets, or that would otherwise reasonably be expected to cause a Material Adverse Change.

(iii) PHOF has not received any notice, and has no knowledge, of (i) Johnson Controls’ intention to terminate, amend or restate the Naming Rights Agreement or any Related Agreement in whole or in part, (ii) any other Person’s or Governmental Authority’s (where applicable) intention to challenge the validity or enforceability of the Naming Rights Agreement or any Related Agreement to which PHOF is a party or the obligation of Johnson Controls to pay the Payment Stream, or (iii) the HOF Entities or Johnson Controls being in breach or default of any of its obligations under the Naming Rights Agreement or any Related Agreement.

(iv) Since the commencement of the term of the Naming Rights Agreement, to the knowledge of PHOF, HOFV has delivered to Johnson Controls an invoice setting forth the Payment Stream amount due and payable by Johnson Controls under the Naming Rights Agreement for each applicable month.

(h) Transferred Assets. Pursuant to the Sale and Servicing Agreement, the Borrower has purchased, acquired and accepted from PHOF, and PHOF sold, assigned and transferred to the Borrower, all of PHOF’s right, title and interest in and to the Transferred Assets, free and clear of any and all Liens of any kind whatsoever. Prior to such purchase, such Transferred Assets were owned, in part, by PHOF free and clear of any and all Liens other than Permitted Liens.

(i) UCC Matters.

(i) PHOF’s exact legal name is, and has been since its initial formation, National Football Museum, Inc.; provided that it has done business as Pro Football Hall of Fame. The principal place of business of PHOF is, and has been since its initial formation, located in 2121 George Halas Dr NW, Canton, OH 44708. The jurisdiction of incorporation of PHOF is, and has been since its incorporation, located in the State of Ohio. Since its incorporation, PHOF has not been the subject of any merger or partnership or other reorganization in which its identity or status was materially changed, except in each case when it was the surviving or resulting entity.

(j) Information. The Information furnished to the Agent and the Lenders by PHOF on or prior to the Closing Date does not, and the Information furnished to the Agent and the Lenders by PHOF after the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

(k) Compliance with Law. PHOF is in compliance in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority.

(l) Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. Neither PHOF nor any of its directors, officers, employees, agents or advisors is subject to any Sanctions. PHOF and its directors, officers, employees, agents and advisors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the Anti-Corruption Laws and (iii) the USA PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders. No part of the proceeds of the Loan will be used, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

ARTICLE IV

COVENANTS

SECTION 4.1 Affirmative Covenants of the Borrower. Until payment in full of all Secured Obligations, the Borrower shall perform the following covenants:

(a) Existence. The Borrower will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, it shall not be required to preserve any such right or franchise, licenses and permits if the Borrower’s governing body shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower, and that the loss thereof is not disadvantageous in any material respect to the Borrower or to the Lenders.

(b) Borrower LLC Agreement; Independent Manager. The Borrower shall not amend, restate, supplement or otherwise modify the Borrower’s certificate of formation or the LLC Agreement in any respect except for such amendments, restatements, supplements or modifications that: (a) do not adversely affect the rights and privileges of any Loan Party and do not impair the ability of any Loan Party to comply with the terms or provisions of any of the Transaction Documents to which it is a party, (b) do not affect the interests of the Lenders or the Agent under the Transaction Documents or in the Collateral, and (c) could not reasonably be expected to have a Material Adverse Change. Without limiting the foregoing, the Borrower shall not amend or modify or permit the amendment or modification of Sections 9(e) and 10 of the LLC Agreement and, at all times on and after the Closing Date, the LLC Agreement shall (i) provide for not less than ten (10) days’ prior written notice to the Agent and the Lenders of (A) the removal of the Independent Manager and (B) the proposed appointment of any Person that is to serve as an Independent Manager or a successor Independent Manager, as applicable, and (ii) require as a condition precedent to giving effect to the appointment or replacement of a new Independent Manager that (A) the Borrower certify that the designated Person has satisfied the criteria set forth in the definition in the LLC Agreement of “Independent Manager” and (B) the Requisite Lenders acknowledge in writing that in their reasonable judgment such designated Person satisfies the criteria set forth in the definition in the LLC Agreement of “Independent Manager”.

(c) Compliance with Law. The Borrower will comply in all material respects with the requirements of all Applicable Laws.

(d) Payment of Taxes and Claims. The Borrower will pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

(e) Visits, Inspections and Discussions. The Borrower shall permit representatives (whether or not officers or employees) of the Agent and the Lenders, from time to time upon not less than two (2) Business Days prior written notice, to (a) visit any of its premises or property, (b) inspect, and verify the amount, character and condition of, its property, (c) review and make extracts from its books and records, including management letters prepared by its independent certified public accountants and books and records relating to the Transferred Assets, and (d) discuss with the Borrower’s managers and other principal officers its business, assets, Indebtedness, financial condition, results of operation and business prospects.

(f) Information to Be Furnished. The Borrower shall furnish to the Agent and the Lenders the following:

(i) Naming Rights Agreement Reports. Promptly upon its receipt thereof, but in no event later than five (5) Business Days, each report, accounting or similar materials delivered pursuant to the Naming Rights Agreement and any Related Agreement, including, without limitation, the annual reports contemplated by Section 1.9 of the Naming Rights Agreement.

(ii) Requested Information. From time to time and promptly upon request of Agent or any Lender, such Information regarding the Transaction Documents, the Loan, the Transferred Assets and the business, assets, Indebtedness, financial condition, results of operations or business prospects of the Borrower as Agent or such Lender may reasonably request (including any notices, reports or correspondence required or contemplated by, or otherwise delivered pursuant to the Sale and Servicing Agreement), in each case in form and substance and certified in a manner reasonably satisfactory to the Agent or such Lender, and any other Information the Borrower receives from Johnson Controls in connection with the Naming Rights Agreement.

(iii) Notice of Defaults and Material Adverse Change. Prompt written notice of (i) the occurrence of any Default, Event of Default or Material Adverse Change, or (ii) any event or circumstance that would render any of the representations or warranties in Section 3.1(g), ILL) or CD hereof untrue if made at such time.

(iv) Notice of Amendments, Modifications and Terminations. Without limiting the restrictions set forth in this Agreement (including, without limitation, Section 9.12), prompt written notice of any amendment, restatement, modification or termination of any of the Transaction Documents, the Naming Rights Agreement or the Related Agreements, together with a true and correct copy of such amendment, restatement or modification or any writing evidencing such termination, as applicable.

(g) Enforcement of Naming Rights Agreement. As holder of the Associated Rights, the Borrower shall diligently monitor the performance of, and shall diligently enforce all such rights against, Johnson Controls under the Naming Rights Agreement. The Borrower shall cause the Servicer to deliver to Johnson Controls (with a copy thereof to the Borrower and the Agent) within two (2) Business Days after the first day of each calendar month an invoice setting forth the Payment Stream amount due and payable by Johnson Controls under the Naming Rights Agreement.

(h) Sale and Servicing Agreement. The Borrower shall maintain the effectiveness of, and continue to perform under, the Sale and Servicing Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Sale and Servicing Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Sale and Servicing Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Requisite Lenders in their sole discretion.

(i) Receipt of Payments. If and to the extent any portion of the Payment Stream is received by the Borrower, such amounts shall be held in trust for the benefit of the Lenders and the Borrower shall promptly, but in any event within one (1) Business Day, remit or cause to be remitted any and all such amounts to the Collection Account.

(j) Estoppel Certificate. The Borrower shall, upon request of the Agent or the Requisite Lenders, obtain from Johnson Controls an estoppel certificate pursuant to Section A.8 of the Consent and Direction Letter and, promptly following receipt thereof, deliver such estoppel certificate to the Agent.

(k) Updated Filings. The Borrower shall make or update at Agent’s or any Lender’s reasonable request any filing that may be necessary from time to time to perfect the Agent’s security interest in and Lien over the Collateral. The Borrower shall keep its jurisdiction of organization and the office where it keeps its records concerning the Collateral at the address set forth under its name on the signature page to this Agreement or upon 30 days’ prior written notice to the Agent, at any other locations in jurisdictions where actions reasonably requested by the Agent or any Lender to protect and perfect the Agent’s security interest in and Lien over the Collateral have been taken and completed. If any amount then payable under or in connection with any of the Collateral shall be evidenced by any instrument (as defined in the UCC), Borrower shall promptly endorse, assign and deliver the same to the Agent.

(l) Indemnification Claims. In connection with any claim for indemnification by the Agent or any Lender under Section 6.1, Borrower shall promptly take such actions as may be reasonably requested by the Agent or the Requisite Lenders to claim any corresponding indemnity owed to Borrower by the Sellers or the Servicer under the Sale and Servicing Agreement.

(m) Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such liability insurance (including without limitation commercial general liability, liquor liability, and garagekeepers) property insurance (including without limitation business interruption, equipment breakdown, and property insurance), each of the foregoing with respect to liabilities, losses, or damage in respect of the assets, properties, and business operations and services of the Borrower as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in a similar business, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Summary evidence of the insurance shall be provided upon request of the Agent.

SECTION 4.2 Affirmative Covenants of HOFV. Until payment in full of all Secured Obligations, HOFV shall perform the following covenants:

(a) Existence. HOFV will, and will cause PHOF to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, it shall not be required to preserve any such right or franchise, licenses and permits if such HOF Entity’s governing body shall determine that the preservation thereof is no longer desirable in the conduct of the business of the HOF Entity, and that the loss thereof is not disadvantageous in any material respect to the Borrower or to the Lenders.

(b) Borrower LLC Agreement; Independent Manager. HOFV shall not amend, restate, supplement or otherwise modify the Borrower’s certificate of formation or the LLC Agreement in any respect except for such amendments, restatements, supplements or modifications that: (a) do not adversely affect the rights and privileges of any Loan Party and do not impair the ability of any Loan Party to comply with the terms or provisions of any of the Transaction Documents to which it is a party, (b) do not affect the interests of the Lenders or the Agent under the Transaction Documents or in the Collateral, and (c) could not reasonably be expected to have a Material Adverse Change. Without limiting the foregoing, HOFV shall not amend or modify or permit the amendment or modification of Sections 9(e) and 10 of the LLC Agreement and, at all times on and after the Closing Date, the LLC Agreement shall (i) provide for not less than ten (10) days’ prior written notice to the Agent and the Lenders of (A) the removal of the Independent Manager and (B) the proposed appointment of any Person that is to serve as an Independent Manager or a successor Independent Manager, as applicable, and (ii) require as a condition precedent to giving effect to the appointment or replacement of a new Independent Manager that (A) the Borrower certify that the designated Person has satisfied the criteria set forth in the definition in the LLC Agreement of “Independent Manager” and (B) the Requisite Lenders acknowledge in writing that in their reasonable judgment such designated Person satisfies the criteria set forth in the definition in the LLC Agreement of “Independent Manager”. The LLC Agreement shall provide that: (A) the Borrower’s sole member shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager.

(c) Information to Be Furnished. HOFV shall furnish to the Agent and the Lenders the following:

(i) Naming Rights Agreement Reports. Promptly upon its receipt thereof, but in no event later than five (5) Business Days, each report, accounting or similar materials delivered pursuant to the Naming Rights Agreement and any Related Agreement, including, without limitation, the annual reports contemplated by Section 1.9 of the Naming Rights Agreement. Within ten (10) Business Days after the end of each calendar quarter, HOFV shall deliver, or cause PHOF to deliver, a written report (in form and substance reasonably satisfactory to the Lenders) setting forth (x) the amount of Activation Proceeds (as defined in Exhibit D of the Naming Rights Agreement) spent during such calendar quarter and the amount of Activation Proceeds that must be spent prior to the end of the applicable Agreement Year (as defined in the Naming Rights Agreement) to satisfy the requirements of the Naming Rights Agreement and (y) the amount of Branded Takeover Proceeds (as defined in Exhibit D of the Naming Rights Agreement) spent during such calendar quarter and the amount of Branded Takeover Proceeds that must be spent prior to the end of the applicable Agreement Year (as defined in the Naming Rights Agreement) to satisfy the requirements of the Naming Rights Agreement.

(ii) Requested Information. From time to time and promptly upon request of Agent or any Lender, such Information regarding the Transaction Documents, the Loan, the Transferred Assets and, to the extent reasonably related to the performance of the HOF Entities’ obligations under the Transaction Documents or the Naming Rights Agreement, the business, assets, Indebtedness, financial condition, results of operations or business prospects of the HOF Entities as Agent or such Lender may reasonably request (including any notices, reports or correspondence required or contemplated by, or otherwise delivered pursuant to the Sale and Servicing Agreement), in each case in form and substance and certified in a manner reasonably satisfactory to the Agent or such Lender, and any other Information HOFV receives from Johnson Controls in connection with the Naming Rights Agreement.

(iii) Notice of Defaults and Material Adverse Change. Prompt written notice of the occurrence of any Default, Event of Default or Material Adverse Change.

(iv) Notice of Amendments, Modifications and Terminations. Without limiting the restrictions set forth in this Agreement (including, without limitation, Section 4.2(d) and Section 9.12), prompt written notice of any amendment, restatement, modification or termination of any of the Transaction Documents, the Naming Rights Agreement or the Related Agreements, together with a true and correct copy of such amendment, restatement or modification or any writing evidencing such termination, as applicable.

(d) Compliance with and Enforcement of Naming Rights Agreement and Related Agreements; No Credit Against Payments. HOFV shall, and shall cause PHOF to, (i) comply in all respects with the obligations of the HOF Entities under the Naming Rights Agreement and each Related Agreement, including, without limitation, the obligation of the HOF Entities to provide all of the benefits set forth in Exhibit D of the Naming Rights Agreement including, without limitation, (x) the obligation to use an amount equal to the Activation Proceeds (as defined in Exhibit D of the Naming Rights Agreement) for activation activities and (y) the obligation to use an amount equal to the Branded Takeover Proceeds (as defined in Exhibit D of the Naming Rights Agreement) for certain branded “takeover” events, (ii) not waive any of its rights under, amend or otherwise modify the Naming Rights Agreement or any Related Agreement in any manner which would reasonably be expected to have the effect of adversely impacting or delaying, the payment of the Payment Stream as contemplated by the Naming Rights Agreement, without the prior written consent of the Requisite Lenders, (iii) not terminate or take any action that may cause the Naming Rights Agreement or any Related Agreement to be terminated and (iv) not engage in any action with the intent to, directly or indirectly, adversely impact or delay, or which would reasonably be expected to have the effect of adversely impacting or delaying, the payment of the Payment Stream as contemplated by the Naming Rights Agreement. It is acknowledged and agreed that the failure of an HOF Entity to comply with its obligations under the Naming Rights Agreement shall not constitute a breach of this Section 4.2(d) unless and until such HOF Entity has failed cure such non-compliance within any applicable cure period expressly set forth in the Naming Rights Agreement. HOFV shall diligently monitor the performance of, and shall diligently enforce all rights against, Johnson Controls under the Naming Rights Agreement and the Related Agreements. The HOF Entities shall not, under any circumstance, propose a credit against the Fees (as defined in the Naming Rights Agreement) payable by Johnson Controls in connection with any of the HOF Entities’ ability to provide the benefits contemplated in Section 1.4 of the Naming Rights Agreement (and any similar provision of the Naming Rights Agreement) and each HOF Entity shall, in all cases, provide substitute benefits or other valuable property to compensate Johnson Controls for any benefits that were not provided. HOFV shall deliver to Johnson Controls (with a copy thereof to the Borrower and the Agent) within two (2) Business Days after the first day of each calendar month an invoice setting forth the Payment Stream amount due and payable by Johnson Controls under the Naming Rights Agreement.

(e) Sale and Servicing Agreement. Each HOF Entity shall maintain the effectiveness of, and continue to perform under, the Sale and Servicing Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Sale and Servicing Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Sale and Servicing Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Requisite Lenders in their sole discretion.

(f) Receipt of Payments. If and to the extent any portion of the Payment Stream is received by an HOF Entity, such amounts shall be held in trust for the benefit of the Lenders and such HOF Entity shall promptly, but in any event within one (1) Business Days, remit or cause to be remitted any and all such amounts to the Collection Account.

(g) Estoppel Certificate. HOFV shall, upon request of the Agent or the Requisite Lenders, obtain from Johnson Controls an estoppel certificate pursuant to Section A.8 of the Consent and Direction Letter and, promptly following receipt thereof, deliver such estoppel certificate to the Agent.

(h) Construction, Maintenance and Repairs of Village. HOFV shall cause the development and construction of the Village in accordance with all Applicable Laws and all requirements under the Naming Rights Agreement. HOFV shall take all actions necessary to cause the construction of the Village to be Substantially Completed (as defined in the Naming Rights Agreement) on or before December 31, 2020. HOFV will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties constituting the Village (including, without limitation, all Village branding and advertising signs). If the Village is damaged by fire, earthquake, act of God, the elements or other casualty or is condemned by an authority exercising the powers of eminent domain or the Village is transferred in lieu of the exercise of such power so as to render the Village unusable for its intended purpose at any time, HOFV shall (a) promptly (and in any event within one (1) Business Day) notify the Borrower, the Agent and the Lenders in writing of any such event and (b) take all actions necessary to repair the damage or loss and restore the Village to a usable condition within ninety (90) days; provided, however, that the failure to repair and restore the Village to a useable condition within ninety (90) days shall not constitute an Event of Default hereunder if (x) HOFV elects to repair and restore the damage or loss and is diligently pursuing such efforts, (y) HOFV provides the Borrower, the Agent and the Lenders with information regarding the extent of the damage or loss, the plans for repair and restoration and an estimated timeline for completion, which information shall be updated and delivered to the Borrower, the Agent and the Lenders no less than monthly until the repair and restoration is complete and (z) the Borrower does not default in the payment of any amounts due and payable on each Payment Date (including, without limitation, all Principal Payment Amounts).

(i) Delivery of Monthly Reports and Financial Statements.

(i) HOFV, in its capacity as Servicer under the Sale and Servicing Agreement, hereby covenants and agrees that it shall deliver to the Agent and the Lenders, no later than five (5) Business Days prior to each Payment Date, (i) a Monthly Report substantially in the form of Exhibit C hereto that shall set forth completely and accurately (A) the amounts to be paid pursuant to Section 2.3(c) hereof, and that shall set forth the information described therein, with such changes as may be agreed to by HOFV and the Requisite Lenders, (ii) information on any events or developments determined by HOFV in its sole discretion to be material to the Naming Rights Agreement or the Transferred Assets and (iii) such other information as the Agent or the Requisite Lenders may reasonably request. Each Monthly Report shall include a certification by HOFV that (w) any historical information contained therein is true and correct in all material respects, (x) any forward-looking information contained therein has been prepared in good faith based on the best information available to HOFV as of the date of delivery thereof, (y) no development with respect to the Naming Rights Agreement that would reasonably be expected to have a material adverse effect upon the Lenders or the future expected amount of the Payment Stream has occurred since the delivery of the immediately preceding Monthly Report or, in the event that such a development has occurred, that HOFV has fully disclosed the relevant facts of such development in the Monthly Report and (z) HOFV has performed in all material respects all of its obligations under each Transaction Document since the date of the previously delivered Monthly Report.

(ii) As soon as available, but in any event within 180 days after the end of each fiscal year of HOFV, HOFV shall deliver to the Agent and the Lenders a copy of the audited consolidated (and, if available, consolidating) balance sheet of HOFV and its consolidated subsidiaries as at the end of such fiscal year and the related audited consolidated (and, if available, consolidating) statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year; provided, however, that if audited financial statements are unavailable, HOFV shall deliver unaudited financial statements. All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP or the Code applied (except as approved by a financial officer and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

SECTION 4.3 Affirmative Covenants of PHOF. Until payment in full of all Secured Obligations, PHOF shall perform the following covenants:

(a) Existence. PHOF will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, it shall not be required to preserve any such right or franchise, licenses and permits if PHOFs governing body shall determine that the preservation thereof is no longer desirable in the conduct of the business of PHOF, and that the loss thereof is not disadvantageous in any material respect to the Borrower or to the Lenders.

(b) Information to Be Furnished. PHOF shall furnish to the Agent and the Lenders the following:

(i) Naming Rights Agreement Reports. Promptly upon its receipt thereof, but in no event later than five (5) Business Days after receipt, each report, accounting or similar materials delivered pursuant to the Naming Rights Agreement and any Related Agreement to which PHOF is a party, including, without limitation, the annual reports contemplated by Section 1.9 of the Naming Rights Agreement. Within ten (10) Business Days after the end of each calendar quarter, PHOF shall deliver, or shall use best efforts to cause HOFV to deliver, a written report (in form and substance reasonably satisfactory to the Lenders) setting forth (x) the amount of Activation Proceeds (as defined in Exhibit D of the Naming Rights Agreement) spent during such calendar quarter and the amount of Activation Proceeds that must be spent prior to the end of the applicable Agreement Year (as defined in the Naming Rights Agreement) to satisfy the requirements of the Naming Rights Agreement and (y) the amount of Branded Takeover Proceeds (as defined in Exhibit D of the Naming Rights Agreement) spent during such calendar quarter and the amount of Branded Takeover Proceeds that must be spent prior to the end of the applicable Agreement Year (as defined in the Naming Rights Agreement) to satisfy the requirements of the Naming Rights Agreement.

(ii) Requested Information. From time to time and promptly upon request of Agent or any Lender, such Information regarding the Transaction Documents to which PHOF is a party, the Loan, the Transferred Assets and, to the extent reasonably related to the performance of PHOF’s obligations under the Transaction Documents to which PHOF is a party or the Naming Rights Agreement, the business, assets, Indebtedness, financial condition, results of operations or business prospects of PHOF as Agent or such Lender may reasonably request (including any notices, reports or correspondence required or contemplated by, or otherwise delivered pursuant to the Sale and Servicing Agreement), in each case in form and substance and certified in a manner reasonably satisfactory to the Agent or such Lender, and any other Information PHOF receives from Johnson Controls in connection with the Naming Rights Agreement.

(iii) Notice of Defaults and Material Adverse Change. Prompt written notice of the occurrence of any Default, Event of Default or Material Adverse Change.

(iv) Notice of Amendments, Modifications and Terminations. Without limiting the restrictions set forth in this Agreement (including, without limitation, Section 4.3(c) and Section 9.12), prompt written notice of any amendment, restatement, modification or termination of any of the Transaction Documents to which PHOF is a party, the Naming Rights Agreement or the Related Agreements to which PHOF is a party, together with a true and correct copy of such amendment, restatement or modification or any writing evidencing such termination, as applicable.

(c) Compliance with and Enforcement of Naming Rights Agreement and Related Agreements; No Credit Against Payments. PHOF shall (i) comply, in all respects, with the obligations of the HOF Entities under the Naming Rights Agreement and each Related Agreement to which PHOF is a party, including, without limitation, the obligation of the HOF Entities to provide the benefits set forth in Exhibit D of the Naming Rights Agreement including, without limitation, (x) the obligation to use an amount equal to the Activation Proceeds (as defined in Exhibit D of the Naming Rights Agreement) for activation activities and (y) the obligation to use an amount equal to the Branded Takeover Proceeds (as defined in Exhibit D of the Naming Rights Agreement) for certain branded “takeover” events, (ii) not waive any of its rights under, amend or otherwise modify the Naming Rights Agreement or any Related Agreement to which PHOF is a party in any manner which would reasonably be expected to have the effect of adversely impacting or delaying, the payment of the Payment Stream as contemplated by the Naming Rights Agreement, without the prior written consent of the Requisite Lenders, (iii) not terminate or take any action that may cause the Naming Rights Agreement or any Related Agreement to which PHOF is a party to be terminated and (iv) not engage in any action with the intent to, directly or indirectly, adversely impact or delay, or which would reasonably be expected to have the effect of adversely impacting or delaying, the payment of the Payment Stream as contemplated by the Naming Rights Agreement. It is acknowledged and agreed that the failure of PHOF to comply with its obligations under the Naming Rights Agreement shall not constitute a breach of this Section 4.3(c) unless and until PHOF has failed to cure such non-compliance within any applicable cure period expressly set forth in the Naming Rights Agreement and it is further acknowledged and agreed that the failure of HOFV to comply with its construction obligations pursuant to Section 1.6.1 of the Naming Rights Agreement shall not constitute a breach by PHOF of this Section 4.3(c) and PHOF shall have no obligation to cure any such non-compliance of HOFV. PHOF shall diligently monitor the performance of, and shall diligently enforce all rights against, Johnson Controls under the Naming Rights Agreement and the Related Agreements to which PHOF is a party. PHOF shall not, under any circumstance, propose a credit against the Fees (as defined in the Naming Rights Agreement) payable by Johnson Controls in connection with any of the HOF Entities’ ability to provide the benefits contemplated in Section 1.4 of the Naming Rights Agreement (and any similar provision of the Naming Rights Agreement) and shall, in all cases, provide substitute benefits or other valuable property to compensate Johnson Controls for any benefits that were not provided.

(d) Sale and Servicing Agreement. PHOF shall maintain the effectiveness of, and continue to perform under, the Sale and Servicing Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Sale and Servicing Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Sale and Servicing Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Requisite Lenders in their sole discretion.

(e) Receipt of Payments. If and to the extent any portion of the Payment Stream is received by PHOF, such amounts shall be held in trust for the benefit of the Lenders and PHOF shall promptly, but in any event within one (1) Business Days, remit or cause to be remitted any and all such amounts to the Collection Account.

SECTION 4.4 Negative Covenants. Until payment in full of all Secured Obligations, the Borrower shall perform the following covenants:

(a) No Conflicting Claims or Agreements. The Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any adverse claim or Lien (other than rights of the Secured Parties as contemplated by this Agreement) upon or with respect to, any Collateral, or assign any right to receive income in respect thereof. The Borrower shall not enter into any agreement that would conflict with such its obligations under this Agreement or any other Transaction Document or impair the Agent’s or any Lender’s rights in the Collateral in any material respect.

(b) Identification. The Borrower shall not change its name, identity or organizational structure unless Agent shall have received at least thirty (30) days’ advance written notice of such change and all action by the Borrower necessary or appropriate to perfect or maintain the perfection of the Agent’s security interest in the Collateral (including, without limitation, the filing of all financing statements and the taking of such other action as Agent or the Requisite Lenders may request in connection with such change or relocation) will have been duly taken.

(c) Indebtedness. The Borrower shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than Indebtedness under the Transaction Documents.

(d) Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person.

(e) Asset Dispositions. The Borrower shall not transfer any of the Collateral Assets pledged by it hereunder without the prior written consent of the Requisite Lenders.

(f) Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any Collateral whether now owned or hereafter acquired, except Permitted Liens.

(g) Distributions. The Borrower shall not (a) declare, pay or make any dividend or distribution on any Equity Interests or other securities or ownership interests, (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any Equity Interests or other securities or interests or of any options to purchase or acquire any of the foregoing, (c) otherwise make any payments, dividends or distributions to any member, manager, managing member, stockholder, director or other equity owner in such Person’s capacity as such, (d) make any payment of any management, service or related or similar fee to any Affiliate or holder of Equity Interests of Borrower, or (e) issue, sell or create any Equity Interests, except that, so long as no Default or Event of Default shall have occurred and be continuing at such time, the Borrower may make dividends or other distributions to HOFV in an aggregate amount in respect of any Interest Period not greater than the amount received by the Borrower, if any, pursuant to Section 2.3(c)(vii).

(h) Affiliate Transactions. The Borrower shall not enter into or consummate any transaction of any kind with any of its Affiliates other than (a) the transactions contemplated hereby and by the other Transaction Documents, and (b) to the extent not otherwise prohibited under this Agreement, other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arms-length transaction with a Person not an Affiliate.

(i) Tax Matters.

(i) No Loan Party shall take or cause any action to be taken that could result in Borrower being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes.

(ii) No Loan Party shall take or cause any action to be taken that could result in Borrower becoming an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

SECTION 4.5 Separateness Covenants. Each of the Borrower and the HOF Entities hereby acknowledges that the Agent and the Lenders are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from the HOF Entities and their Affiliates. Therefore, each of the Borrower and the HOF Entities shall take all steps specifically required by this Agreement or reasonably required by the Agent or the Requisite Lenders to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the HOF Entities and any other Person, and is not a division of an HOF Entity or any of its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the HOF Entities and the Borrower shall take such actions as shall be required in order that:

(a) Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in the LLC Agreement to:

(i) to purchase or otherwise acquire the Payment Stream and the Associated Rights only as expressly contemplated by the Transaction Documents;

(ii) to administer, enforce and collect the Payment Stream;

(iii) to own, hold, grant security interests or sell interests in the Payment Stream and Associated Rights, in each case only as expressly contemplated by the Transaction Documents;

(iv) to enter into agreements for the financing, buying, selling and servicing of the Payment Stream and Associated Rights, only as contemplated by the Transaction Documents;

(v) to the extent not otherwise expressly prohibited in this Agreement, to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, including, without limitation, the entering into of currency, interest rate or basis swap, cap, floor or collar agreements or similar hedging transactions and referral, management, servicing and administration agreements; and

(vi) to the extent not otherwise prohibited in its limited liability company agreement, to take any and all other actions necessary to maintain the existence of the Borrower as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Borrower to do business as a foreign limited liability company in any other state in which such qualification, in the opinion of its manager, is required.

(b) No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in this Agreement or incur any Indebtedness or liability other than as expressly permitted by the Transaction Documents.

(c) Organizational Documents. The Borrower shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 7.01(p).

(d) Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(e) Operating Expenses. The Borrower’s operating expenses will not be paid by an HOF Entity or any Affiliate thereof.

(f) Stationery. The Borrower will have its own separate stationery.

(g) Books and Records. The Borrower’s books and records will be maintained separately from those of the HOF Entities and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.

(h) Disclosure of Transactions. All financial statements of the HOF Entities or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the activities described in Section 4.5(a) above, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of the HOF Entities or any Affiliate thereof.

(i) Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the HOF Entities or any Affiliates thereof.

(j) Corporate Formalities. The Borrower will strictly observe limited liability company formalities in its dealings with either HOF Entity or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of the HOF Entities or any Affiliates thereof. The Borrower shall not maintain joint bank accounts or other depository accounts to which any HOF Entity or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of any HOF Entity or any other Subsidiaries or Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.

(k) Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with each of the HOF Entities and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor any HOF Entity or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Each HOF Entity and their respective Affiliates will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to the Borrower or in their dealing with any other entity.

(l) Allocation of Overhead. To the extent that Borrower, on the one hand, and each of the HOF Entities or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses.

ARTICLE V

THE CLOSING

SECTION 5.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof (the “Closing Date”) at the offices of DLA Piper LLP (US), or such other place as the parties mutually agree.

SECTION 5.2 Closing Conditions. The obligation of the Lenders to make the Loan is subject to the determination by the Lenders, in their sole and absolute discretion, that each of the following conditions has been fulfilled prior to the making of the Loan:

(a) the Agent and the Lenders shall have received duly executed copies of this Agreement and each of the other Transaction Documents and such other certificates, documents, instruments and agreements as the Lenders shall reasonably request in connection with the transactions contemplated by this Agreement and the other Transaction Documents;

(b) the Agent and the Lenders shall have received from each Loan Party each of the items referred to in clauses (x) and (y) below:

(x) a copy of the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other constituent or governing documents, including all amendments thereto, of such Loan Party, (A) if applicable in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official), and (B) otherwise, (1) certified by the Secretary or Assistant Secretary of such Loan Party or other Person duly authorized by the constituent documents of such Loan Party or (2) in form and substance reasonably satisfactory to the Lenders; and

(y) a certificate of the Secretary or Assistant Secretary or similar officer of such Loan Party or other Person duly authorized by the constituent documents of such Loan Party dated as of the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of the limited liability company agreement, certificate of incorporation, by-laws or other equivalent constituent and governing documents of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below;

(B) that attached thereto is a true and complete copy of the resolutions (or equivalent authorizing actions) duly adopted by such Loan Party’s managing member or non-member manager or board of directors, as applicable, authorizing the execution, delivery and performance of the Transaction Documents to which it is a party, and, in the case of such resolutions of the Borrower, the borrowings pursuant to the Loan, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(C) that the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other equivalent constituent and governing documents of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (b)(x) above; and

(D) as to the incumbency and specimen signature of each officer or other duly authorized Person executing any Transaction Document or any other document delivered in connection herewith on behalf of each of the Loan Parties;

(c) the Agent and the Lenders shall have received (A) UCC-1 financing statements in appropriate form for filing and necessary and sufficient to perfect the security interests created pursuant to this Agreement, (B) evidence satisfactory to it that an appropriate UCC-1 financing statement has been filed in the correct filing office with respect to the sale and back-up security interest provided for in the Sale and Servicing Agreement and (C) the results of a recent lien search in each of the jurisdictions where the Loan Parties and their respective assets, including the Collateral, are located or deemed located, and such search shall reveal no Liens on any of the Borrower’s assets (including those acquired from HOFV pursuant to the Sale and Servicing Agreement), including the Collateral;

(d) the Agent and the Lenders shall have received an opinion or opinions of counsel to the Loan Parties, satisfactory in scope, form and substance to the Lenders, in respect of (A) certain corporate and UCC matters, and (B) true sale and consolidation;

(e) the Agent and the Lenders shall have received the Consent and Direction Letter, fully executed by the parties thereto (including by Johnson Controls);

(f) each of the representations and warranties made by the Loan Parties under this Agreement and the other Transaction Documents shall be true and correct at and as of the time the Loan is to be made;

(g) the Agent shall have received payment of all fees, costs and expenses and other amounts due or payable including, reimbursement or payment of all out-of-pocket expenses (including legal fees and expenses of any counsel and any other advisors) required to be reimbursed or paid by the Borrower hereunder or under any other Transaction Document;

(h) the Agent and the Lenders shall have received a certificate from the applicable Loan Party’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 4.1(m) is in full force and effect; and

(i) the Agent shall have received, at least 3 Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1 Indemnification.

(a) The Borrower agrees to indemnify and hold each of the Agent (and any sub-agent thereof) and each Lender and their respective Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents, advisors and controlling persons (each, a “Lender Indemnified Party”) harmless from and against, and will pay to each Lender Indemnified Party the amount of, any and all Losses (including attorneys’ fees) awarded against or incurred or suffered by such Lender Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by the Borrower in any of the Transaction Documents to which the Borrower is party or certificates given by the Borrower to the Agent or the Lenders in writing pursuant to any Transaction Document, (ii) any breach of or default under any covenant or agreement by the Borrower pursuant to any Transaction Document to which the Borrower is party, (iii) any breach of any representation, warranty or certification made by the Sellers in any of the Transaction Documents to which either Seller is party or certificates given by the Sellers to the Borrower in writing pursuant to any Transaction Document, to the extent it relates to the Collateral or the Agent’s or any Lenders’ interest therein, (iv) any breach of or default under any covenant or agreement by either Seller to the Borrower pursuant to any Transaction Document to which either Seller is party, to the extent it relates to the Collateral or the Lenders’ interest therein; (v) the negotiation, preparation, execution, delivery, performance, enforcement or administration of this Agreement or the other Transaction Documents, or any transaction contemplated herein or therein; (vi) the use or proposed use of the proceeds of the Loan, (vii) any actual or alleged presence or release of hazardous materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any environmental liability related in any way to any Loan Parties or any Subsidiary thereof or (viii) any violation or alleged violation of any Applicable Law, equitable requirement or other legal requirement by the Borrower or with respect to any Collateral to the extent that the Borrower is alleged to be responsible for such violation or alleged violation; provided, however, that the foregoing shall exclude any indemnification to any Lender Indemnified Party that results from the bad faith, gross negligence or willful misconduct of such Lender Indemnified Party, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided, further, however, that the foregoing shall exclude any indemnification by the Borrower to any Lender Indemnified Party for Taxes, which shall be governed solely by Sections 2.10 and 2.11. Any amounts due to any Lender Indemnified Party hereunder shall be payable by the Borrower to such Lender Indemnified Party upon demand. The agreements in this Section 6.1(a) shall survive the resignation and/or the replacement of the Agent, the replacement of any Lender, and the repayment, satisfaction or discharge of all the Secured Obligations.

(b) HOFV agrees to indemnify and hold each Lender Indemnified Party harmless from and against, and will pay to each Lender Indemnified Party the amount of, any and all Losses (including attorneys’ fees) awarded against or incurred or suffered by such Lender Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by the HOF Entities in any of the Transaction Documents to which such HOF Entity is party or certificates given by such HOF Entity to the Agent or the Lenders in writing pursuant to any Transaction Document, (ii) any breach of or default under any covenant or agreement by the HOF Entities pursuant to any Transaction Document to which any such HOF Entity is party, (iii) any breach of or default under any covenant or agreement by any HOF Entity under the Naming Rights Agreement; or (iv) any Set-off by Johnson Controls of any amount against any payment with respect to the Payment Stream; provided, however, that the foregoing shall exclude any indemnification to any Lender Indemnified Party that results from the bad faith, gross negligence or willful misconduct of such Lender Indemnified Party, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided, further, however, that the foregoing shall exclude any indemnification to any Lender Indemnified Party for Taxes. Notwithstanding the foregoing, (x) no provision of this Agreement shall be deemed or may be construed to constitute a guaranty of Borrower’s obligations under this Agreement or any other Transaction Document, or a guaranty or assurance by the HOF Entities as to the collectability of the Payment Stream or of the value of the Collateral and the HOF Entities shall not be liable for uncollectible or uncollected Payment Stream amounts due to the failure (without cause or justification) or inability on the part of Johnson Controls to perform its obligations under the Naming Rights Agreement or the occurrence of any event of bankruptcy with respect to Johnson Controls and (y) neither the Agent, the Lenders nor any other Lender Indemnified Party shall have any recourse under this Agreement against any HOF Entity, its assets or properties, except for claims expressly provided for under this Section 6.1(b). Any amounts due to any Lender Indemnified Party hereunder shall be payable by HOFV to such Lender Indemnified Party upon demand. The agreements in this Section 6.1(b) shall survive the resignation and/or the replacement of the Agent, the replacement of any Lender, and the repayment, satisfaction or discharge of all the Secured Obligations.

(c) PHOF agrees to indemnify and hold each Lender Indemnified Party harmless from and against, and will pay to each Lender Indemnified Party the amount of, any and all Losses (including attorneys’ fees) awarded against or incurred or suffered by such Lender Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by PHOF in any of the Transaction Documents to which PHOF is party or certificates given by PHOF to the Agent or the Lenders in writing pursuant to any Transaction Document, (ii) any breach of or default under any covenant or agreement by PHOF pursuant to any Transaction Document to which PHOF is party, (iii) any breach of or default under any covenant or agreement by PHOF under the Naming Rights Agreement; or (iv) any Set-off by Johnson Controls of any amount against any payment with respect to the Payment Stream as a result of a breach of or default by PHOF under the Naming Rights Agreement; provided, however, that the foregoing shall exclude any indemnification to any Lender Indemnified Party that results from the bad faith, gross negligence or willful misconduct of such Lender Indemnified Party, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided, further, however, that the foregoing shall exclude any indemnification to any Lender Indemnified Party for Taxes. Notwithstanding the foregoing, (x) no provision of this Agreement shall be deemed or may be construed to constitute a guaranty of Borrower’s obligations under this Agreement or any other Transaction Document, or a guaranty or assurance by PHOF as to the collectability of the Payment Stream or of the value of the Collateral and PHOF shall not be liable for uncollectible or uncollected Payment Stream amounts due to the failure (without cause or justification) or inability on the part of Johnson Controls to perform its obligations under the Naming Rights Agreement or the occurrence of any event of bankruptcy with respect to Johnson Controls and (y) neither the Agent, the Lenders nor any other Lender Indemnified Party shall have any recourse under this Agreement against PHOF, its assets or properties, except for claims expressly provided for under this Section 6.1(c). Any amounts due to any Lender Indemnified Party hereunder shall be payable by PHOF to such Lender Indemnified Party upon demand. The agreements in this Section 6.1(c) shall survive the resignation and/or the replacement of the Agent, the replacement of any Lender, and the repayment, satisfaction or discharge of all the Secured Obligations.

SECTION 6.2 Procedures. If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against a Lender Indemnified Party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 6.1, the Lender Indemnified Party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any Lender Indemnified Party under Section 6.1. In case any such action is brought against a Lender Indemnified Party (other than the Agent and its Related Parties) and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Lender Indemnified Party (who shall not, except with the consent of the Lender Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Lender Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Lender Indemnified Party under this Article VI for any legal or other expenses subsequently incurred by such Lender Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, a Lender Indemnified Party shall have the right to retain its own counsel, but (in the case of a Lender Indemnified Party other than the Agent and its Related Parties) the reasonable fees and expenses of such counsel shall be at the expense of such Lender Indemnified Party unless (a) the indemnifying party and the Lender Indemnified Party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the Lender Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for each of (i) the Agent and its Related Parties and (ii) all other Lender Indemnified Parties. The indemnifying party shall not be liable for any settlement of any proceeding effected by a Lender Indemnified Party (other than the Agent and its Related Parties) without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify such Lender Indemnified Party from and against any Loss by reason of such settlement or judgment. The indemnifying party shall have the right, upon written notice to the Lender Indemnified Party, to settle, compromise or discharge any claim or pending or threatened proceeding in respect of which any Lender Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Lender Indemnified Party; provided, however, that no indemnifying party shall, without the prior written consent of the Lender Indemnified Party, effect any such settlement, compromise or discharge unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such Lender Indemnified Party from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Lender Indemnified Party and (iii) does not impose any continuing material obligation or restrictions on any Lender Indemnified Party.

ARTICLE VII

PLEDGE OF COLLATERAL

SECTION 7.1 Grant of Security Interest.

(a) As collateral security for the payment and performance in full of the Loan and the other Secured Obligations, the Borrower hereby pledges and grants to the Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of the Borrower in and to all of the Borrower’s assets (collectively, the “Collateral”), including, without limitation, the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located:

(i) the Collateral Assets;

(ii) all books and records relating to the Collateral Assets;

(iii) (A) the Accounts, including any security entitlement thereto; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of the Accounts or the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with monies in the Accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Accounts, the funds on deposit therein from time to time or the investments made with such funds; and (F) all proceeds of any and all of the foregoing, including Cash;

(iv) all Accounts, General Intangibles, Chattel Paper, Instruments, Documents, Goods, money and any rights to the payment of money or other forms of consideration of any kind, Deposit Accounts, Investment Property, letters of credit, Letter-of-Credit Rights, Contract Rights, Contracts, Supporting Obligations, Equipment, Inventory, Fixtures, Computer Hardware, Software, securities, Permits, intellectual property, Commercial Tort Claims and oil, gas and other minerals;

(v) all other personal property and other types of property of Borrower; and

(vi) all Proceeds of each of the foregoing.

(b) Borrower shall promptly notify Agent in writing of any Commercial Tort Claims related to any Collateral in which Borrower has an interest arising after the Closing Date and shall provide all necessary information concerning each such Commercial Tort Claim and take all necessary action with respect thereto to grant and perfect a first priority Lien thereon in favor of Agent for the benefit of itself and the other Secured Parties.

(c) Borrower hereby authorizes Agent (and its designees) to prepare and file financing statements (including any amendments, assignments or continuations thereof) provided for by the UCC and to take such other action as may be required, in Agent’s or Requisite Lenders’ sole judgment, in order to perfect and to continue the perfection of Agent’s Lien on the Collateral unless prohibited by law, including to file a UCC financing statement naming Borrower as debtor and describing the collateral as “all assets” of Borrower.

SECTION 7.2 Events of Default; Remedies.

(a) Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default”, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any other Loan Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

(i) the default in the payment of interest on the Loan or any fee or other amount (other than principal of the Loan) when the same becomes due and payable, and such default shall continue for a period of two (2) Business Days;

(ii) the failure of the Borrower to pay the entire principal amount of the Loan on or before the Loan Maturity Date;

(iii) any Loan Party shall fail to perform or observe its respective obligations under:

(A) any term, covenant, condition or agreement contained in Section 4.1, Section 4.2 and Section 4.3;

(B) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a failure in the performance or observance of which is elsewhere in this Section 7.2 specifically addressed) or any other Transaction Document and, if capable of being remedied, such failure shall continue unremedied for a period of thirty (30) days after such Loan Party obtains knowledge of any such default;

(iv) any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Transaction Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made;

(v) the occurrence of any failure by Johnson Controls to pay any amount, or other material breach or default by Johnson Controls, under the Naming Rights Agreement, or any material delay, elimination or material diminution of the amounts paid or payable by Johnson Controls under the Naming Rights Agreement with respect to the Payment Stream, only if and to the extent caused by or resulting from an actual breach or default by any of the HOF Entities of any of their respective obligations under the Naming Rights Agreement;

(vi) this Agreement shall for any reason fail to be in full force and effect or fail to be effective to give the Agent a valid and perfected first priority security interest in and Lien upon any and all of the Collateral, or any Loan Party (or any of its Affiliates) asserts, or institutes any proceedings seeking to establish, that any provision of the Transaction Documents, or all or any portion of the Lien on the Collateral granted pursuant to this Agreement, is invalid, not binding or unenforceable, in each case unless any such failure is due to any act or omission on the part of the Agent or the Lenders;

(vii) the occurrence of a material breach or default by the Sellers or the Servicer under the Sale and Servicing Agreement, in each case, which breach or default is not cured within thirty (30) days after written demand thereof by the Borrower, the Agent or the Requisite Lenders;

(viii) any Loan Party shall (A) commence a voluntary case under any Debtor Relief Laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate or limited liability company action, as applicable, for the purpose of effecting any of the foregoing;

(ix) (A) a case or other proceeding shall be commenced against any Loan Party seeking (1) relief under any Debtor Relief Laws (as now or hereafter in effect), or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of such Loan Party, or of all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue undismissed and unstayed for a period of sixty (60) days, or (B) an order granting the relief requested in such case or proceeding against any Loan Party (including an order for relief under such Debtor Relief Laws) shall be entered;

(x) the occurrence of (A) any materially adverse effect on the binding nature, validity or enforceability of any Transaction Document as an obligation of any Loan Party that is a party thereto, (B) any materially adverse effect on the binding nature, validity or enforceability of the Naming Rights Agreement as an obligation of the parties thereto, (C) any materially adverse effect on the binding nature, validity or enforceability of the Sale and Servicing Agreement as an obligation of the Sellers, or (D) any material adverse change in any of the rights or remedies of Borrower against the Sellers under the Sale and Servicing Agreement;

(xi) any Person shall be appointed as an Independent Manager of the Borrower (other than the Independent Manager as of the Closing Date) without (i) at least ten (10) days’ prior written notice to the Agent and the Lenders of (x) in the case of removal of the Independent Manager, the removal of such Independent Manager and (y) the proposed appointment of the Independent Manager or a successor Independent Manager, as applicable, which shall include a certification by the Borrower that such Person has satisfied the criteria set forth in the definition of “Independent Manager” in the LLC Agreement, in accordance with Section 4.1(b), and (ii) the written acknowledgement by the Lenders that such Person satisfies, in the reasonable judgment of the Lenders the criteria set forth in the definition of “Independent Manager” in the LLC Agreement (which acknowledgement shall not be unreasonably withheld);

(xii) Borrower shall be required to register as an “investment company” or shall be controlled by an entity that is required to be registered as an “investment company” under the Investment Company Act;

(xiii) at any time, both of the following are true: (i) Borrower is a “covered fund” under the Volcker Rule and (ii) the interests of Lenders or Agent hereunder (including the Loan) is an “ownership interest” under the Volcker Rule; and

(xiv) HOFV shall at any time cease to own, of record and beneficially, 100% of the limited liability company interests of the Borrower.

(b) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent (acting at the written direction of the Requisite Lenders) may, in addition to the other rights and remedies provided for herein or otherwise available to it, exercise the following remedies:

(i) declare all or any part of the Loan immediately due and payable, whereupon the Loan shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower (provided, however, that the Loan shall automatically become due and payable upon the occurrence of an Event of Default under Section 7.2(a)(viii) or (ix) with respect to the Borrower);

(ii) realize upon, take possession of and/or sell, assign, give option or options to purchase or otherwise dispose of Collateral, with or without judicial process;

(iii) exercise all rights and powers with respect to the Collateral as the Loan Parties might exercise;

(iv) collect and send notices regarding the Collateral, with or without judicial process;

(v) by its own means or with judicial assistance, enter any premises at which Collateral is located or dispose of the Collateral on such premises without any liability for rent, storage, utilities, or other sums, and the Loan Parties shall not resist or interfere with such action; and

(vi) all other remedies available to it by contract, at law or in equity, including its rights under the Transaction Documents.

Notwithstanding any provision of any Transaction Document, Agent, or the Requisite Lenders in its or their (as applicable) sole discretion, shall have the right, at any time that Borrower or any other Loan Party fails to do so after an Event of Default, without prior notice, to: (A) obtain insurance covering any of the Collateral to the extent required hereunder; and (B) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Transaction Document unless the applicable Loan Party is in good faith with due diligence by appropriate proceedings contesting those items. Such expenses and advances shall be deemed to be a part of the Loan hereunder and shall be added to the Secured Obligations until reimbursed to Agent or the Requisite Lenders, as applicable, for its or their own account, and shall be secured by the Collateral, and such payments by Agent or the Requisite Lenders, as applicable, for its or their own account, shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent or Lenders.

After the exercise of remedies provided for in this clause (b) (or after the Loan has automatically become immediately due and payable), any amounts received on account of the Secured Obligations, whether as proceeds of Collateral or otherwise, shall be applied by the Agent in accordance with waterfall provisions contained in Section 2.3(c).

(c) Sales of Collateral. Each purchaser at any sale pursuant to Section 7.2(b)(ii) above shall acquire the property sold absolutely free from any claim or right on the part of any Loan Party (but subject to the provisions of this Agreement), and each Loan Party hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent (acting at the direction of the Requisite Lenders) may adjourn any such sale, whether public or private, or cause the same to be adjourned from time to time by announcement prior to or at the time and place fixed therefor, and such sale may, without further notice or publication, be made at the time and place to which it was so adjourned. The net proceeds of any such sale will be applied as provided in Section 2.3(c). Each Loan Party agrees that, to the extent notice of sale shall be required by law, notice received at least ten (10) calendar days before the time of any intended public sale, private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. At any sale or disposition of Collateral, Agent may (to the extent permitted by Applicable Law) purchase all or any part thereof free from any right of redemption by any Loan Party, which right is hereby waived and released, to the extent permitted by law. In dealing with or disposing of the Collateral or any part thereof, Agent shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process. To the extent permitted by Applicable Law, each of the Loan Parties waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by the Agent of any of its rights and remedies hereunder. Each Loan Party hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Agent to collect such deficiency. Any proceeds of any sale or other disposition of the Collateral that remain after the full and final payment of all the Secured Obligations shall be returned to the Borrower.

(d) Right to Appoint a Receiver. Without limiting and in addition to any other rights, options and remedies Agent and Lenders have under the Transaction Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent and/or any Lender to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of the Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

SECTION 7.3 Continuing Security Interest; Assignment; Rights Cumulative; Further Assurances.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon each Loan Party, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Lenders and each of their respective successors, permitted transferees and permitted assigns. No other Persons (including any other creditor of the Loan Parties) shall have any interest herein or any right or benefit with respect hereto. Each Loan Party agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise. All obligations of the Loan Parties hereunder shall be continuing, absolute and unconditional irrespective of: (i) any lack of validity or enforceability of this Agreement, the Loan, the other Transaction Documents, or any other documents executed and delivered in connection therewith; (ii) any change in the time, manner or place of payment of, or any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from this Agreement, the Loan, or any other document executed or delivered in connection therewith; (iii) any increase in, addition to, exchange or release of, or non-perfection of any Lien on or security interest in any other collateral or any release of, amendment of, waiver of, consent to or departure from any security document or guaranty, for all or any of the Secured Obligations; (iv) the failure of the Agent to do any of the things or exercise any of the rights, interests, powers and authorities hereunder; or (v) the absence of any action on the part of the Agent to obtain payment or performance of the Secured Obligations from any other Person. The Agent shall not in any way be responsible for any failure to do any or all of the things for which rights, interests, power and authority are herein granted.

(b) Each Loan Party agrees that the rights of the Agent and the Lenders under this Agreement, the Loan, or any other Transaction Document (now or hereafter in existence) shall be cumulative, and that the Agent may from time to time exercise such rights and such remedies as the Agent may have thereunder and under the laws of the United States and any state, as applicable, in the manner and at the time that the Agent in its sole discretion desires. Each Loan Party further expressly agrees that the Agent shall not in any event be under any obligation to resort to any Collateral prior to exercising any other rights that the Agent may have against any Loan Party or its property, or to resort to any other collateral for the Secured Obligations prior to the exercise of remedies hereunder nor shall the rights and remedies of the Agent be conditional or contingent on any attempt of the Agent to exercise any of its rights under any other documents executed in connection herewith or in connection with the Collateral against such party or against any other Person.

(c) Each Loan Party agrees to make, execute, deliver or cause to be done, executed and delivered, from time to time, all such further acts, documents and things as the Agent or the Lenders may reasonably require for the purpose of perfecting or protecting its or their rights hereunder, including, without limitation, to create or maintain the validity, perfection or priority of any security interest granted or purposed to be granted hereby, or otherwise giving effect to this Agreement, all promptly upon request therefor. The Borrower shall take or cause to be performed such acts and actions as shall be necessary or appropriate to assure that the security interests granted herein shall not become subordinate or junior to the security interests, liens or claims of any other Person.

SECTION 7.4 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each applicable Loan Party shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of any such Loan Party’s duties to the Agent or any other Secured Party, (ii) each applicable Loan Party shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by Agent of any of its rights hereunder shall not release any Loan Party from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 7.5 Attorney-in-Fact. The Borrower hereby irrevocably appoints Agent as its attorney-in-fact for the limited purpose of taking any action against Johnson Controls permitted under the Transaction Documents that Agent deems necessary or desirable (in Agent’s sole discretion) upon the occurrence and continuation of an Event of Default to protect and realize upon Agent’s Lien in the Collateral, including the execution and delivery of any and all documents or instruments related to the Collateral in the Borrower’s name, and said appointment shall create in Agent a power coupled with an interest.

SECTION 7.6 Termination; Release. This Agreement shall terminate upon the irrevocable repayment, satisfaction and discharge in full of all Secured Obligations. Upon termination of this Agreement, the Collateral shall be released automatically from the Lien of this Agreement. Upon such release or any release of Collateral, the Agent shall, upon the request and at the sole cost and expense of the Borrower, assign, transfer and deliver to the Borrower, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral. Upon termination of this Agreement, any amounts remaining in the Accounts shall be released and paid to or at the direction of the Borrower.

ARTICLE VIII

THE AGENT

SECTION 8.1 Appointment of Agent. Each Lender hereby irrevocably appoints Wilmington Trust as Agent hereunder and under the other Transaction Documents and each Lender hereby designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Transaction Documents, as applicable. The provisions of this Article VIII are solely for the benefit of Agent and Lenders and none of the Loan Parties shall have any rights as a third party beneficiary of any of the provisions thereof. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Transaction Documents, all of which duties and responsibilities are administrative in nature, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. In performing its functions and duties hereunder, the Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Loan Parties.

Notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Transaction Document or (ii) pursuant to written instructions from the Requisite Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of Lenders); provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Transaction Document or Applicable Law.

The Agent shall also act as the “Securities Intermediary” under this Agreement and the other Transaction Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the Securities Intermediary under this Agreement and the other Transaction Documents, together with such powers and discretions as are reasonably incidental thereto. In this connection, the Agent, as “Securities Intermediary” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to this Article VIII for purposes of performing any of its duties or responsibilities as the “Securities Intermediary”), shall be entitled to the benefits of all provisions of this Article VI, Article VIII and Article IX, as if set forth in full herein with respect thereto.

SECTION 8.2 Powers and Duties. Subject at all times to the provisions of Section 8.1, Section 8.3, Section 8.6 and the other provisions of this Article VIII, the Agent shall take such actions with respect to the Collateral or the exercise of any right or remedy of the Lenders under this Agreement, on such dates and in such manner as the Requisite Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of Lenders) may direct to the Agent in writing from time to time.

SECTION 8.3 General Immunity.

(a) No Responsibility for Certain Matters. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to Lenders or by or on behalf of the Loan Parties or to any Lender in connection with the Transaction Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any obligations under the Transaction Documents, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loan Principal Amounts. Agent shall have no obligation whatsoever to the Lenders or to any other Person to ensure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Transaction Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, and Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Exculpatory Provisions. Neither Agent nor any of its Related Parties shall (i) be liable to Lenders or any other Person for any action taken or omitted by the Agent under or in connection with any of the Transaction Documents (x) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided herein) or (y) except to the extent caused by Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity, (iii) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article V or elsewhere herein or in any other Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Agent, (iv) be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them), (v) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (vi) have any duty or responsibility in respect of (x) creating, monitoring or maintaining the perfection, continuation of perfection or the creating, sufficiency or validity of any security interest in or related to the Collateral, (y) the acquisition or maintenance of any insurance, or (z) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral, or (vii) be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Transaction Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received written instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.12). Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower, the Sellers or their respective Affiliates), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting hereunder or any of the other Transaction Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.12). Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default and stating that such notice is a “notice of default” is given to Agent by a Loan Party or a Lender. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Agent shall not have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to Disqualified Persons. Without limiting the generality of the foregoing, the Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Person, or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Person.

(c) Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Transaction Document by or through any one or more sub-agents, employees or attorneys-in-fact appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory, indemnification and other provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities as Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Article VIII shall apply to any such sub-agent and to the Related Parties of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Related Parties were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders and (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent. Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or Affiliate or attorney-in-fact that it selects in the absence of gross negligence, bad faith or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction.

SECTION 8.4 Rights as a Lender. If a Lender is serving as Agent hereunder, such Lender shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context requires otherwise, include, if applicable, each Lender serving as Agent hereunder in its capacity as Lender. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor in any other advisory capacity for and generally engage in any kind of business with any Borrower or other Affiliate thereof as if such person were not Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.5 Lenders’ Representations, Warranties and Acknowledgment. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Loan Parties and their Affiliates, the Collateral and Johnson Controls in connection with the Loan hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Loan Parties and their Affiliates, the Collateral and Johnson Controls. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its Affiliates or its agents, this Agreement, the Transaction Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

SECTION 8.6 Right to Indemnity. Each Lender, in proportion to its Lender Percentage (determined as of the time that the applicable indemnity payment or unreimbursed amount is sought (or if such indemnity payment or unreimbursed amount is sought after the date on which the Loan has been paid in full, in accordance with its Lender Percentage immediately prior to the date on which the Loan is paid in full)), severally agrees to indemnify the Agent (and any sub-agents thereof) and their respective Related Parties upon demand for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Related Parties thereof in exercising its powers, rights and remedies or performing its duties hereunder or under the other Transaction Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Transaction Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Agent to such Lender from any source against any amount due to the Agent or any Related Party thereof under this Section 8.6. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Lender Percentage thereof (determined as of the time that the applicable indemnity payment or unreimbursed amount is sought (or if such indemnity payment or unreimbursed amount is sought after the date on which the Loan has been paid in full, in accordance with its Lender Percentage immediately prior to the date on which the Loan is paid in full)); and provided further, this sentence shall not be deemed to require any Lender to indemnify Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the first sentence of this Section 8.6. The undertaking in this Section 8.6 shall survive the payment of all Secured Obligations and the resignation and/or replacement of the Agent.

SECTION 8.7 Successor Agent. Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Agent reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the effective date of its resignation or removal) and the retiring or removed Agent shall promptly (i) transfer to such successor Agent all items of Collateral held by it under the Transaction Documents, together with all records and other documents in its possession that are reasonably requested in connection with the performance of the duties of the successor Agent under the Transaction Documents, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be reasonably requested in connection with the assignment to such successor Agent of the security interests created under the Transaction Documents, whereupon such retiring or removed Agent shall be discharged from its duties and obligations hereunder. If the Requisite Lenders have not appointed a successor Agent, Agent may (but shall not be required), on behalf of Lenders, appoint a financial institution to act as Agent hereunder and in any event, if no successor agent has accepted appointment as the Agent by the date which is thirty (30) days following the retiring Agent’s notice of resignation, Agent’s resignation shall become effective on such thirtieth day after such notice of resignation and the Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents. If neither the Requisite Lenders nor Agent have appointed a successor Agent, the Requisite Lenders shall be deemed to succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Article VIII, Section 6.1 and Section 6.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Any successor Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Agent for all purposes hereunder.

Any resignation by Wilmington Trust as Agent pursuant to this Section shall also constitute its resignation as Securities Intermediary.

SECTION 8.8 Agent under Transaction Documents. Each Secured Party hereby further authorizes Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Transaction Documents. Without further written consent or authorization from any Secured Party, Agent may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.12) have otherwise consented. Anything contained in any of the Transaction Documents to the contrary notwithstanding, Borrower, Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Agent, on behalf of the Secured Parties in accordance with the terms hereof. In the case of any Lien to be released on any Collateral that is the subject of a sale or other disposition of assets, the Lenders hereby authorize and direct the Agent to conclusively rely on a certificate delivered by the Borrower stating that the applicable transaction is permitted under the Transaction Documents in releasing its Lien on the applicable Collateral.

SECTION 8.9 Withholding Taxes. To the extent required by any applicable law, the Agent may withhold or cause to be withheld from any payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Transaction Document against any amount due to the Agent under this Section 8.9. The agreements in this Section 8.9 shall survive the resignation or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loan and the repayment, satisfaction or discharge of all other Secured Obligations.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Survival. All representations, warranties and covenants made herein and in any other Transaction Document or any certificates delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. The rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants.

SECTION 9.2 Notices. (a) All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt (provided that notices and other communications to the Agent shall not be effective until actually received by such Person), in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Borrower, to:

JCIHOFV Financing, LLC

c/o IRG Realty Advisors, LLC

Ohio Realty Advisors

4020 Kinross Lakes Parkway, Suite 200

Richfield, OH 44286

Attn: Tracy Green

Tel: (330) 659-4060

Email: tgreen@ohiorealtyadvisors.com

JCIHOFV Financing, LLC

c/o Industrial Realty Group

11100 Santa Monica Blvd., Suite 850

Los Angeles, CA 90025

Attn: John A. Mase

Tel: (310) 806-4434

Email: jmase@industrialrealtygroup.com

With a copy to:

Fainsbert Mase Brown & Sussman, LLP

11100 Santa Monica Blvd., Suite 870

Los Angeles, CA 90025

Attn: Jerry A. Brown, Jr.

Tel: (310) 473-6400

Email: jbrown@fms-law.com

if to HOFV, to:

HOF Village, LLC

c/o IRG Realty Advisors, LLC

Ohio Realty Advisors

4020 Kinross Lakes Parkway, Suite 200

Richfield, OH 44286

Attn: Tracy Green

Tel: (330) 659-4060

Email: tgreen@ohiorealtyadvisors.com

and

HOF Village, LLC

c/o Industrial Realty Group

11100 Santa Monica Blvd., Suite 850

Los Angeles, CA 90025

Attn: John A. Mase

Tel: (310) 806-4434

Email: jmase@industrialrealtygroup.com

With a copy to:

Fainsbert Mase Brown & Sussman, LLP

11100 Santa Monica Blvd., Suite 870

Los Angeles, CA 90025

Attn: Jerry A. Brown, Jr.

Tel: (310) 473-6400

Email: jbrown@fms-law.com

if to PHOF, to:

National Football Museum, Inc.

2121 George Halas Dr NW

Canton, OH 44708

Attn: David Baker, President

Tel: (330) 588-3664

Email: david.baker@profootballhof.com

With a copy to:

Krugliak, Wilkins, Griffiths

& Dougherty, Co., L.P.A.

4775 Munson Street NW

P.O. Box 36963

Canton, Ohio 44735

Attn: Randall C. Hunt, Esq.

Tel: (330) 497-0700

Email: rchunt@kwgd.com

if to the Agent, to:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890

Attn: Drew Davis

Tel: (302) 636-6182

Fax: (302) 636-4140

Email: dhdavis@wilmingtontrust.com

with a copy to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attention: Alan Glantz

Facsimile No. (212) 836-6763

Email: Alan.Glantz@APKS.com

Each party hereto may, by written notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

(b) Electronic Communications.

(i) Concurrently with the delivery of any document or notice required to be delivered pursuant to this Agreement, the Loan Parties shall indicate in writing whether such document or notice contains information with respect to either (a) the Loan Parties or their Affiliates or (b) Johnson Controls, which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act (“Nonpublic Information”).

(ii) Each Loan Party and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Loan Parties, their Affiliates or their securities) and, if documents or notices required to be delivered pursuant to this Section 9.2(b) or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak, Debt Domain or another relevant website or other information platform (the “Platform”), any document or notice that any Loan Party has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Lenders. If no Loan Party has indicated whether a document or notice delivered pursuant to this Section 9.2(b) contains Nonpublic Information, Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Loan Parties or their Affiliates or Johnson Controls and their respective securities. Notwithstanding the foregoing, the following items shall be marked “PUBLIC”, unless Borrower notifies Agent promptly that any such document contains material non-public information: (1) the Transaction Documents (including any drafts thereof) and (2) notification of changes in the terms of the Transaction Documents. The Company further hereby acknowledges and agrees that all financial statements, certificates and other information furnished pursuant to Section 4.2(i) are hereby deemed to be marked “PUBLIC” and may be treated accordingly by the Agent and the Lenders as provided in this Section 9.2(b).

(iii) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Agent. Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

(iv) Each Loan Party and each Lender understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(v) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. Neither Agent nor any of its officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(vi) Each of the Loan Parties and Lenders agree that Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Agent’s customary document retention procedures and policies.

SECTION 9.3 Successors and Assigns. (a) Each Lender may assign and transfer its rights and obligations hereunder to a Permitted Lender from time to time in accordance with the provisions of this Section 9.3; provided that, unless an Event of Default is then in existence, no such assignment may be made to any of the Persons listed on Exhibit F hereto and any wholly owned subsidiary of such Person (each such Person listed on Exhibit F and any wholly-owned subsidiary of such Person, a “Disqualified Person”) without the prior written consent of the Borrower. No Loan Party or Lender may otherwise assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders.

(b) Register. Borrower, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loan Principal Amounts listed therein for all purposes hereof, and no assignment or transfer of any such Loan Principal Amount shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, together with any fees payable in connection with such assignment, in each case, as provided in Section 9.3(c). The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loan Principal Amount.

(c) Mechanics. Assignments and assumptions of Loan Principal Amounts by Lenders shall be effected by manual execution and delivery to Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments (and as a condition to their effectiveness), (i) there shall be paid to Agent by the transferring or transferee Lender registration and processing fee of $3,500 (which registration and processing fee may be waived in the sole discretion of the Agent) and (ii) the assignee, if it shall not be a Lender, shall deliver to the Agent administrative details for such assignee and such other information regarding the assignee as the Agent may reasonably request to process such assignment (including information regarding one or more credit contacts of the assignee to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 2.11.

(d) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Loan, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is a Permitted Lender; (ii) it has experience and expertise in the making of or investing in loans such as the Loan, as the case may be; and (iii) it will make or invest in, as the case may be, its Loan Principal Amount for its own account in the ordinary course and without a view to distribution of such Loan Principal Amount within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.3, the disposition of such Loan Principal Amount or any interests therein shall at all times remain within its exclusive control).

(e) Effect of Assignment. Subject to the terms and conditions of this Section 9.3, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loan as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Transaction Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder.

(f) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.3 any Lender may assign and/or pledge all or any portion of its Loan Principal Amount, the other obligations owed by or to such Lender to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

SECTION 9.4 Participant Register. Any Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the corresponding Loan Principal Amount (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any such Loan Principal Amount or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan Principal Amount or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

SECTION 9.5 Independent Nature of Relationship. The relationship between the Borrower and the Lenders is solely that of borrower and lender, and neither the Borrower nor the Lender has any fiduciary or other special relationship with the other party hereto or any of its Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Borrower and the Lender as a partnership, an association, a joint venture or any other kind of entity or legal form. The Borrower and each Lender acknowledge and agree that (i) the transactions contemplated by the Transaction Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Transaction Documents and (iv) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto. Solely for purposes of this Section 9.5, each reference to “Lender” shall also include the “Agent”.

SECTION 9.6 Entire Agreement. This Agreement, together with the Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits hereto or the other Transaction Documents) has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other Persons referenced in Article VI and Section 9.3 any rights or remedies hereunder.

SECTION 9.7 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.7(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

SECTION 9.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

SECTION 9.9 Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect be enforceable in accordance with its terms. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

SECTION 9.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

SECTION 9.11 Non-Recourse. (a) Each Lender and the Agent covenants and agrees that the Secured Obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Transaction Documents, and, following realization of the Collateral, any claims of the Lenders and the Agent against the Borrower and all obligations of the Borrower shall be extinguished and shall not thereafter revive; provided, that nothing contained in this Section 9.11 shall affect the obligations of the Lenders under Section 8.6, which obligations shall survive any realization of the Collateral. Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Secured Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.

(b) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

SECTION 9.12 Amendments; No Waivers. (a) Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the Borrower and the Requisite Lenders, and acknowledged in writing by the Agent; provided that Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent or, in addition to the Lenders required above or clause (b) below, (x) affect the rights or duties of the Agent under this Agreement or any other Transaction Document or (y) amend, modify or change (A) any provisions of Section 2.3(c) or (B) the definition of Scheduled Fees or Administrative Expenses, (ii) the Fee Letter may only be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no amendment, waiver or consent shall, unless in writing and signed by HOFV, affect the rights or duties of HOFV under this Agreement or any other Transaction Document and (iv) no amendment, waiver or consent shall, unless in writing and signed by PHOF, affect the rights or duties of PHOF under this Agreement or any other Transaction Document.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of the Loan;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on the Loan or any fee or any premium payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) amend, modify, terminate or waive any provision of this Section 9.12 or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vi) amend the definition of “Requisite Lenders” or “Pro Rata Share”;

(vii) release all or substantially all of the Collateral except as expressly provided in the Transaction Documents; or

(viii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Transaction Document.

(c) Execution of Amendments, etc. Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.12 shall be binding upon each Lender at the time outstanding, each future Lender.

(d) Other. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.13 Specific Performance. Each party hereto acknowledges that the other party may have no adequate remedy at law if the first party fails to perform any of its non-monetary obligations under this Agreement. In such event, each party agrees that the other party shall have the right, in addition to any other rights it has (whether at law or in equity), to pursue equitable remedies such as an injunction or specific performance of this Agreement without necessity of posting any bond or undertaking in connection therewith. This remedy is separate and apart from any other remedy the parties may have under this Agreement.

SECTION 9.14 Confidentiality. The Agent and each Lender shall hold all non-public information regarding the Loan Parties and their respective Affiliates and their businesses identified as such by the Loan Parties (including, without limitation, the terms and provisions of the Naming Rights Agreement) and obtained by the Agent or such Lender pursuant to the requirements hereof in accordance with the Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Loan Parties that, in any event, Agent may disclose such information to the Lenders and each Lender and the Agent may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such information and on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.14), (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of the Loan or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.14 or other provisions at least as restrictive as this Section 9.14), (iii) disclosure to any Rating Agency when required by it, provided that, prior to any disclosure, such Rating Agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from Agent or any Lender, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Transaction Document, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Borrower promptly thereof to the extent not prohibited by law) and (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates. In addition, Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agent and the Lenders in connection with the administration and management of this Agreement and the other Transaction Documents.

SECTION 9.15 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

JCIHOFV FINANCING, LLC

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOF VILLAGE, LLC

By:
Name:
Title:

NATIONAL FOOTBALL MUSEUM, INC.

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOF VILLAGE, LLC

By:
Name:
Title:

NATIONAL FOOTBALL MUSEUM, INC.

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

GOLDMAN SACHS LENDING PARTNERS LLC, as Lender

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

ANNEX I

LOAN TERMS ANNEX

Initial Principal Amount:	$22,800,000
Interest Rate:	4.00% per annum or, following the occurrence of a Principal Acceleration Trigger Event or Event of Default, 6.00% per annum
Loan Maturity Date:	March 31, 2021
Amortization Table:
	Payment Date	Scheduled Fee Limit	Interest Amount	Principal Payment Amount	Indicative Outstanding Principal Balance
					22,800,000
	Dec-17	5,417	98,800	979,117	21,820,883
	Jan-18	4,167	72,736	474,555	21,346,328
	Feb-18	4,167	71,154	471,091	20,875,237
	Mar-18	4,167	69,584	472,627	20,402,611
	Apr-18	4,167	68,009	474,218	19,928,393
	May-18	4,167	66,428	475,814	19,452,579
	Jun-18	4,167	64,842	477,416	18,975,163
	Jul-18	4,167	63,251	479,024	18,496,139
	Aug-18	4,167	61,654	480,636	18,015,502
	Sep-18	4,167	60,052	482,255	17,533,248
	Oct-18	4,167	58,444	483,878	17,049,369
	Nov-18	4,167	56,831	485,508	16,563,862
	Dec-18	4,167	55,213	487,142	16,076,720
	Jan-19	4,167	53,589	488,782	15,587,937
	Feb-19	4,167	51,960	490,428	15,097,509
	Mar-19	4,167	50,325	492,079	14,605,430
	Apr-19	4,167	48,685	587,486	14,017,944
	May-19	4,167	46,726	590,398	13,427,546
	Jun-19	4,167	44,758	592,395	12,835,150
	Jul-19	4,167	42,784	594,390	12,240,760
	Aug-19	4,167	40,803	596,391	11,644,369
	Sep-19	4,167	38,815	598,399	11,045,969
	Oct-19	4,167	36,820	600,414	10,445,555
	Nov-19	4,167	34,819	602,436	9,843,120
	Dec-19	4,167	32,810	604,464	9,238,656
	Jan-20	4,167	30,796	606,499	8,632,156
	Feb-20	4,167	28,774	608,541	8,023,615
	Mar-20	4,167	26,745	610,590	7,413,025
	Apr-20	4,167	24,710	612,646	6,800,380
	May-20	4,167	22,668	614,709	6,185,671
	Jun-20	4,167	20,619	616,778	5,568,893
	Jul-20	4,167	18,563	618,855	4,950,038
	Aug-20	4,167	16,500	620,938	4,329,100
	Sep-20	4,167	14,430	623,029	3,706,071
	Oct-20	4,167	12,354	625,127	3,080,944
	Nov-20	4,167	10,270	627,231	2,453,712
	Dec-20	4,167	8,179	629,343	1,824,369
	Jan-21	4,167	6,081	631,462	1,192,907
	Feb-21	4,167	3,976	633,588	559,319
	Mar-21	4,167	1,864	559,319	-
	*Indicative balance only, subject to change based on actual principal payments.

ANNEX II

COMMITMENT AMOUNTS

Lender	Commitment Amount	Notice Address

GOLDMAN SACHS LENDING PARTNERS LLC	$22,800,000	GOLDMAN SACHS LENDING PARTNERS LLC 200 West Street New York, NY 10282-2198 Fax: 646-769-7700

EXHIBIT A

PAYMENT STREAM SCHEDULE

[Redacted]

EXHIBIT B

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (“Assignor”) and the Assignee identified in item 2 below (“Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Security Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan and Security Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms hereof and the Loan and Security Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan and Security Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the Loan identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan and Security Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

A. Principal Terms

1.	Assignor: _____________________

2.	Assignee: _____________________

3.	Borrower:

4.	Agent: Wilmington Trust, National Association, as the agent under the Loan and Security Agreement

5.	Loan and Security Agreement: Loan and Security Agreement, dated as of November 9, 2017 among Borrower, HOF Village, LLC, National Football Museum, Inc. (d/b/a Pro Football Hall of Fame), the Agent and the Lenders from time to time party thereto.

6.	Assigned Interest: % of Aggregate Loan Principal Amount.

Effective Date: ________________, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTWE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

B. Other Terms

1. Assignor Representations and Warranties.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan and Security Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by the Borrower, any of Affiliates or any other Person of any of their respective obligations under any Transaction Document.

2. Assignee Representations and Warranties.

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan and Security Agreement, (ii) it is a Permitted Lender which meets all the requirements to be an assignee under Section 9.3 of the Loan and Security Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan and Security Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan and Security Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii); and (b) agrees that (i) it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

3. Payments.

From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

4. General Provisions.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, and shall also inure to the benefit of the Borrower who shall be a third party beneficiary of this Assignment and Assumption. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

5. Electronic Execution.

The words “execution,” “signed,” “signature,” and words of like import in relation to this Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

Wilmington Trust, National Association, as Agent

By:
Title:

EXHIBIT C

FORM OF MONTHLY REPORT

[To be attached]

EXHIBIT D

FORM OF BORROWING NOTICE

[To be attached]

[FORM OF] BORROWING NOTICE

Wilmington Trust, National Association,

as Agent

1100 North Market Street

Wilmington, DE 19890

Re: JCIHOFV FINANCING, LLC

November [  ], 2017

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of November 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among JCIHOFV FINANCING, LLC, a Delaware limited liability company (“Borrower”), HOF VILLAGE, LLC, a Delaware limited liability company, NATIONAL FOOTBALL MUSEUM, INC. d/b/a PRO FOOTBALL HALL OF FAME, an Ohio corporation, the lenders from time to time party thereto (the “Lenders”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as agent (in such capacity, together with its successors and permitted assigns, the “Agent”). Terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The Borrower hereby gives you notice pursuant to Section 2.1 of the Loan Agreement that it requests the borrowing of the Loan under the Loan Agreement, and in connection therewith, sets forth below the terms on which such borrowing is requested to be made:

(A)	Date of Borrowing:	November [ ], 2017

(B)	Principal Amount of Borrowing:	$

(C)	Account Number and Location:

Borrower hereby authorizes and directs the Agent to disburse the proceeds of the Borrowing in the amounts and pursuant to the wire instructions specified on the flow of funds attached hereto as Exhibit A.

[Signature Page Follows]

JCIHOFV FINANCING, LLC

By:
Name:
Title:

EXHIBIT E

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT E-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of November 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among JCIHOFV Financing, LLC, HOF Village, LLC and National Football Museum, Inc., Wilmington Trust, National Association, as Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8-BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ____________, 20[ ]

EXHIBIT E-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of November 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among JCIHOFV Financing, LLC, HOF Village, LLC and National Football Museum, Inc., Wilmington Trust, National Association, as Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8-BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _________________, 20[ ]

EXHIBIT E-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of November 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among JCIHOFV Financing, LLC, HOF Village, LLC and National Football Museum, Inc., Wilmington Trust, National Association, as Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8-BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _________________, 20[ ]

EXHIBIT E-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of November 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among JCIHOFV Financing, LLC, HOF Village, LLC and National Football Museum, Inc., Wilmington Trust, National Association, as Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8-BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ____________, 20[ ]

EXHIBIT F

[Redacted]

SCHEDULE 1

National Football Museum, Inc. (“PHOF”) was named as a Defendant in a nationwide class action complaint due to the unexpected cancellation of the 2016 Hall of Fame Game. The Plaintiffs were 4 ticket holders who had purchased tickets to attend the 2016 Hall of Fame Game. The class action was originally filed in the US District Court for the Northern District of Ohio Eastern Division in Akron, Ohio. Approximately one week later, the Plaintiffs dismissed the complaint and a new Plaintiff filed a new complaint in the US District Court for the Southern District of California in Los Angeles, California.

The nationwide class action claims PHOF breached its contract with ticket holders and seeks damages for all economic loss suffered by fans who purchased tickets to attend the Hall of Fame Game, including attorney fees, court costs and pre and post judgment interest. PHOF filed a Motion to Dismiss or in the alternative to Transfer Venue of the class action back to the US District Court in Ohio. The Motion remains pending before the US District Court in California.

PHOF immediately implemented a Reimbursement Program whereby qualified ticket holders would receive a reimbursement for certain costs incurred (including a refund of the cost of the tickets to the Hall of Fame Game) along with other benefits on condition that qualified ticket holders execute a full release of liability in favor of PHOF. To date, PHOF has obtained releases from 86% of the qualified ticket holders which equates to 19,598 people. There remain approximately 3,170 people who have not signed releases and would purportedly be members of the class action.

PHOF intends to continue to vigorously defend the case. An evaluation of the likelihood of an unfavorable outcome and estimate is unable to be made at this time due in part to the ongoing Reimbursement Program.